UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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O’Reilly Automotive, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 23, 2012

Dear Shareholder:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders of O’Reilly Automotive, Inc. to be held at the Doubletree Hotel Springfield, 2431 North Glenstone Avenue, Springfield, Missouri 65803, on Tuesday, May 8, 2012, at 10:00 a.m. central time.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the shareholders.

It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience or vote via telephone or Internet using the instructions on the proxy card. If you attend the meeting, you may vote your shares in person even if you have previously signed and returned your proxy.

In order to assist us in preparing for the Annual Meeting, please let us know if you plan to attend by contacting Tricia Headley, our Corporate Secretary, at 233 South Patterson Avenue, Springfield, Missouri 65802, (417) 874-7161.

We look forward to seeing you at the Annual Meeting.

David E. O’Reilly Chairman of the Board

O’REILLY AUTOMOTIVE, INC.

233 South Patterson Avenue

Springfield, Missouri 65802

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on May 8, 2012

Springfield, Missouri

March 23, 2012

The Annual Meeting of Shareholders (“Annual Meeting”) of O’Reilly Automotive, Inc. (the “Company”), will be held on Tuesday, May 8, 2012, at 10:00 a.m. central time, at the Doubletree Hotel Springfield, 2431 North Glenstone Avenue, Springfield, Missouri 65803.

The Annual Meeting is being held for the following purposes:

(1)	To elect three Class I Directors, each to serve for a three-year term;

(2)	To conduct an advisory (non-binding) vote on executive compensation;

(3)	To consider and act upon a proposal to approve the 2012 Incentive Award Plan;

(4)	To ratify the appointment of Ernst & Young, LLP, as independent auditors for the fiscal year ending December 31, 2012; and

(5)	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on February 28, 2012, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A list of all shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order and showing the address of and number of shares held by each shareholder, will be available during usual business hours at the office of the Corporate Secretary, Tricia Headley, at 2831 South Ingram Mill Road, Springfield, Missouri 65804, to be examined by any shareholder for any purpose reasonably related to the Annual Meeting for ten days prior to the date thereof. The list will also be available for examination throughout the course of the meeting.

Your vote is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present at the meeting, we request you mark, date, sign and mail the enclosed proxy card in the postage-paid envelope provided or vote your shares by telephone or Internet as directed on the enclosed proxy card. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close on Monday, May 7, 2012, at 11:59 p.m. eastern time.

A copy of the Company’s Annual Shareholders’ Report for fiscal year 2011 accompanies this notice.

By Order of the Board of Directors, Tricia Headley Secretary

O’REILLY AUTOMOTIVE, INC.

233 South Patterson Avenue

Springfield, Missouri 65802

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors (the “Board”) of O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”), for use at our Annual Meeting of Shareholders (“Annual Meeting”) to be held at the Doubletree Hotel Springfield, 2431 North Glenstone Avenue, Springfield, Missouri 65803, on Tuesday, May 8, 2012, at 10:00 a.m., central time, and at any adjournments thereof. Whether or not you expect to attend the meeting in person, please return your executed proxy card in the enclosed postage-paid envelope or vote via telephone or Internet, using the instructions discussed below and on the proxy card, and the shares represented thereby will be voted in accordance with your instructions. This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about March 23, 2012.

Solicitation of proxies is being made by us and may be made by mail, electronic mail, telephone or fax. The cost of solicitation of proxies will be borne by us and will also include reimbursement paid to brokerage firms and others for their reasonable out-of-pocket expenses of forwarding solicitation materials to their principals.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act upon the matters described in the accompanying notice of meeting. In addition, our management will report on the Company’s performance during fiscal 2011 and respond to questions from shareholders.

When and where will the 2012 Annual Meeting be held?

The 2012 Annual Meeting will be held at the Doubletree Hotel Springfield, 2431 North Glenstone Avenue, Springfield, Missouri 65803, on Tuesday, May 8, 2012, at 10:00 a.m. central time.

Who may vote?

Any shareholder of record, as of the record date, is entitled to receive this notice and vote their shares at the Annual Meeting.

What is a “shareholder of record”?

A shareholder of record is a shareholder whose ownership of our common stock is reflected directly on the books and records of our transfer agent, Computershare Trust Company, N.A.

What is the record date for the Annual Meeting?

The record date is February 28, 2012. Shareholders of record at the close of business on February 28, 2012, will be entitled to vote at the Annual Meeting. Each share of common stock will have one vote on each matter to be voted upon.

Which O’Reilly shares are included in the proxy card I received?

The proxy card you received covers the number of common shares to be voted in your account as of the record date.

Why would I receive more than one proxy card?

You may receive more than one proxy card if you owned shares in more than one account. You should vote the shares on each of your proxy cards.

What matters will be voted on at the Annual Meeting?

At the Annual Meeting, shareholders will be asked to vote on the following proposals, all of which were solicited by the Board:

•	To elect three Class I Directors, each to serve for a three-year term;

•	To conduct an advisory (non-binding) vote on executive compensation;

•	To consider and act upon a proposal to approve the 2012 Incentive Award Plan; and

•	To ratify the appointment of Ernst & Young, LLP, as independent auditors for the fiscal year ending December 31, 2012.

May I vote with my proxy card in person at the Annual Meeting?

If you wish to vote your shares in person at the Annual Meeting, you may bring a signed proxy card with your choices specified by marking the appropriate boxes on the card.

May I vote without attending the Annual Meeting?

If you do not plan to attend the Annual Meeting, you have three additional options to vote your shares:

(1)

Via Mail: You may vote by properly completing and signing the enclosed proxy card and returning the card in the enclosed, postage-paid envelope. Please specify your choices on the proxy card by marking the appropriate boxes. Shares will be voted in accordance with your written instructions; however, it is not necessary to mark any boxes if you wish to vote in accordance with the Board’s recommendations, outlined further below. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or send it to O’Reilly Automotive, Inc. Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

(2)

Via the Internet: You may vote on the Internet by visiting www.proxyvote.com. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.

(3)	Via Telephone: Using any touch-tone telephone, you may vote your shares by dialing toll-free to 1-800-690-6903. Have your proxy card in hand when calling and follow the instructions.

If you choose to vote on the Internet or by telephone, please note the voting will close at 11:59 PM eastern time, on May 7, 2012.

If you do not attend the Annual Meeting, your shares cannot be voted unless a signed proxy card is returned, shares are voted using the Internet or the telephone, or other specific arrangements have been made to have your shares represented. Whether or not you attend the meeting, we encourage you to vote your shares promptly.

May I change my vote after I submit my proxy?

You may change your vote after submitting a proxy card. If, after sending in your proxy, you decide to vote in person or desire to revoke your proxy for any other reason, you may do so by notifying the Secretary of the Company in writing at our principal office at any time prior to the voting of the proxy. Our principal executive office is located at 233 South Patterson Avenue, Springfield, Missouri 65802.

Are my votes confidential?

All shareholder meeting proxies, ballots and tabulations that identify the vote of a particular shareholder will be kept confidential, except as necessary to allow the inspectors of election to certify the voting results or to meet legal requirements. Representatives of Broadridge Financial Solutions (“Broadridge”) will act as the inspector of election and will count the votes.

How will my vote be counted?

All votes will be tabulated by Broadridge. All properly executed proxies received by the Board pursuant to this solicitation will be voted in accordance with the shareholder’s directions specified in the proxy card. If no such directions have been specified by marking the appropriate squares in the signed and returned proxy card, the shares will be voted by the persons named in the enclosed proxy card as follows:

(1)

FOR the election of each of Charles H. O’Reilly, Jr., John Murphy and Ronald Rashkow, named herein as nominees for Class I Directors of the Company, to hold office until the Annual Meeting of Shareholders in 2015 and until his successor has been duly elected and qualified;

(2)	FOR the approval, by an advisory (non-binding) vote, of the 2011 compensation of our Named Executive Officers;

(3)	FOR the proposal to approve the 2012 Incentive Award Plan; and

(4)	FOR the ratification of the selection of Ernst & Young, LLP, as our independent auditors for the fiscal year ending December 31, 2012.

The Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Our shareholders have no dissenter’s or appraisal rights in connection with any of the proposals described herein.

No nominee has indicated that he or she would be unable or unwilling to serve as a Director, if elected. However, should any nominee become unable or unwilling to serve for any reason, it is intended that the persons named in the proxy will vote for the election of such other persons in their stead as may be designated by the Board. The Board is not aware of any reason that might cause any nominee to be unavailable to serve as a Director.

How does the Board recommend I vote?

The Board recommends a vote “FOR” each of the Class I nominees named in this proxy statement. The Board recommends a vote “FOR” the approval, by an advisory (non-binding) vote, of the 2011 compensation of our Named Executive Officers. The Board recommends a vote “FOR” the approval of the 2012 Incentive Award Plan. The Board recommends a vote “FOR” the ratification of the selection of Ernst & Young, LLP, as our independent auditors for the year ending December 31, 2012.

What constitutes a quorum?

On February 28, 2012, there were 126,998,542 shares of common stock outstanding, which constitutes all of the outstanding shares of our voting capital stock. A majority of the outstanding shares entitled to vote at the Annual Meeting, represented in person or by proxy, will constitute a quorum at the meeting.

What votes are required?

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each person nominated for Director. There is no cumulative voting for directors. Shares present at the meeting, but which are represented by proxies that are marked “WITHHOLD AUTHORITY” with respect to the election of all persons or any person to serve on the Board or for which no direction is given, will be considered in determining whether the requisite number of affirmative votes are cast on such matter. Proxies marked “WITHHOLD AUTHORITY” will have the same effect as a vote against the nominee as to which such direction applies. Shares not present at the meeting will not affect the election of Directors.

The vote required for the other proposals described in this proxy statement and for any other matter properly brought before the meeting will be the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal unless Missouri law or the Company’s Articles of Incorporation, as amended, and Bylaws, as amended, require a greater vote. Shares represented by a proxy which directs that the shares abstain from voting shall be deemed to be represented at the meeting as to such matter and will have the same effect as a vote against such matter.

While counted for quorum purposes, shares represented by a proxy as to which there is a “broker non-vote” (for example, where a broker does not have discretionary authority to vote the shares) as to one or more matters to be voted on shall not be deemed represented at the meeting for purposes of such matter or matters and, therefore, will have no effect thereon. Please note that the rules that guide how brokers vote your shares have recently changed. Brokers cannot vote your shares on any proposals described in this proxy statement, other than Ratification of Selection of Independent Auditors, without your specific instructions.

Are the Notice, proxy statement and Annual Report available on the Internet?

The Notice, proxy statement and Annual Report are available at www.proxyvote.com. The required control number can be found on your proxy card in the box next to the arrow.

Where may I find the voting results of the Annual Meeting?

We plan to announce the preliminary voting results at the Annual Meeting. We plan to publish the final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within four business days following the Annual Meeting, if final voting results are available at that time. If the final voting results are not available within that time, we will report preliminary results in a Current Report on Form 8-K within four business days following the Annual Meeting and will report final voting results in an amended Current Report on Form 8-K when available.

Will a proxy solicitor be used?

We have not engaged a third-party proxy solicitor to assist in the solicitation of proxies for the 2012 Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table summarizes information as of December 31, 2011, with respect to each person or other entity (other than management) known to the Company to be the beneficial owner of more than five percent (5%) of its outstanding shares of common stock.

Class of Stock	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	13,641,857	(1)	10.6%
Common Stock	The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	7,168,155	(2)	5.6%
Common Stock	BlackRock, Inc. 40 East 52nd Street New York, New York 10022	6,751,285	(3)	5.3%

(1)

As reflected on such beneficial owner’s Schedule 13G/A dated February 14, 2012, provided to the Company in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Of the 13,641,857 shares reported, Price Associates claimed sole voting power of 3,012,359 shares, no shared voting power, sole dispositive power of 13,641,857 shares and no shared dispositive power.

(2)

As reflected on such beneficial owner’s Schedule 13G dated February 6, 2012, provided to the Company in accordance with the Exchange Act. Of the 7,168,155 shares reported, The Vanguard Group, Inc. (“Vanguard”) claimed sole voting power of 179,575 shares, no shared voting power, sole dispositive power of 6,988,580 shares and shared dispositive power of 179,575 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 179,575 shares of the Company’s common stock as a result of acting as investment manager to collective trust accounts and directs the voting of such shares.

(3)

As reflected on such beneficial owner’s Schedule 13G dated January 20, 2012, provided to the Company in accordance with the Exchange Act. Of the 6,751,285 shares reported, BlackRock, Inc. claimed sole voting power of 6,751,285 shares, no shared voting power, sole dispositive power of 6,751,285 shares and no shared dispositive power.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table summarizes, as of February 28, 2012, the beneficial ownership of the Company’s outstanding shares of common stock for each current Director (including Directors standing for reelection at the 2012 Annual Meeting) of the Board, each of the Company’s Named Executive Officers and all Directors and executive officers as a group. Unless otherwise indicated, the Company believes that the beneficial owners set forth in the following table have sole voting and dispositive power.

Name	Direct Ownership	Indirect Ownership	Currently Exercisable Options (a)	Total Ownership	Percent of Class
David E. O’Reilly (b)	288,219	1,393,012	407,500	2,088,731	1.63%
Charles H. O’Reilly, Jr. (c)	142,198	207,192	5,000	354,390	*
Lawrence P. O’Reilly (d)	696,048	57,465	5,000	758,513	*
Rosalie O’Reilly-Wooten (e)	567,997	301,342	5,000	874,339	*
Jay D. Burchfield (f)	9,360	16,193	15,000	40,553	*
Thomas T. Hendrickson (g)	1,677	—	5,000	6,677	*
Paul R. Lederer (g)	9,677	—	30,000	39,677	*
John Murphy (g)	2,677	—	5,000	7,677	*
Ronald Rashkow (g)	1,818	—	20,000	21,818	*
Greg Henslee (h)	37,781	5,046	359,552	402,379	*
Ted F. Wise (i)	40,264	226,338	308,812	575,414	*
Thomas G. McFall (j)	3,916	425	149,530	153,871	*
Jeff M. Shaw (k)	24,101	5,450	44,654	74,205	*
All Directors and executive officers as a group (16 persons)	1,841,555	2,224,106	1,506,999	5,572,660	4.34%
* denotes less than 1.0%

(a)	With respect to each person, assumes the exercise of all stock options held by such person that were exercisable within 60 days of February 28, 2012.
(b)

The stated number of directly owned shares includes 6,379 restricted shares awarded under the Company’s long term incentive based compensation plan. The stated number of indirectly owned shares includes 1,348,657 shares controlled by David E. O’Reilly as trustee of a trust for the benefit of his children, 36,750 shares held in a Grantor Retained Annuity Trust (“GRAT”) and 7,605 shares held in the O’Reilly Employee Savings Plus Plan with T. Rowe Price Investment Services, Inc. as trustee. The beneficially owned shares controlled by Mr. O’Reilly, as trustee of a trust for the benefit of his children, are partially pledged as collateral for a loan.

(c)

The stated number of indirectly owned shares includes 70,298 shares owned by Charles H. O’Reilly, Jr.’s spouse, 76,594 shares held in a GRAT and 60,300 shares controlled by Mr. O’Reilly as trustee of a trust for the benefit of his step-mother. A portion of Mr. O’Reilly’s directly owned shares and a portion of Mr. O’Reilly’s indirectly owned shares held by Mr. O’Reilly’s spouse are pledged against a line of credit.

(d)

The stated number of indirectly owned shares includes 19,917 shares owned by Lawrence P. O’Reilly’s spouse and 37,548 shares held in a GRAT. A portion of Mr. O’Reilly’s directly owned shares are pledged against a line of credit.

(e)	The stated number of indirectly owned shares is held in a GRAT.
(f)

The stated number of directly owned shares includes 1,677 restricted shares awarded under the Company’s Director Stock Plan. The stated number of indirectly owned shares is held in a family limited partnership in which Jay D. Burchfield acts as general manager.

(g)	The stated number of directly owned shares includes 1,677 restricted shares awarded under the Company’s Director Stock Plan.
(h)

The stated number of directly owned shares includes 17,961 shares held in the O’Reilly Employee Stock Purchase Plan and the stated number of indirectly owned shares is held in the O’Reilly Employee Savings Plus Plan with T. Rowe Price Investment Services, Inc. as trustee.

(i)

The stated number of indirectly owned shares includes 90,548 shares held by a revocable trust of which Ted F. Wise’s spouse, as the sole trustee, has sole voting and dispositive power, 126,640 shares held in a GRAT and 9,150 shares held in the O’Reilly Employee Savings Plus Plan with T. Rowe Price Investment Services, Inc. as trustee.

(j)

The stated number of directly owned shares includes 1,829 shares held in the O’Reilly Employee Stock Purchase Plan. The stated number of indirectly owned shares is held in the O’Reilly Employee Savings Plus Plan with T. Rowe Price Investment Services, Inc. as trustee.

(k)

The stated number of directly owned shares includes 2,346 shares held in the O’Reilly Employee Stock Purchase Plan and 796 restricted shares awarded under the Company’s long term incentive based compensation plan. The stated number of indirectly owned shares is held in the O’Reilly Employee Savings Plus Plan with T. Rowe Price Investment Services, Inc. as trustee.

Officer and Director Stock Ownership Guidelines

In 2011, the Board adopted stock ownership requirements for the Company’s independent Directors, executive officers and senior vice presidents to further align their interests with those of the Company’s shareholders. The Compensation Committee reviews the stock ownership guidelines and reviews progress toward meeting ownership requirements quarterly. The Compensation Committee may waive these guidelines at its discretion.

The Company’s independent Directors are required to own shares of the Company’s common stock valued at a minimum of $50,000 within five years of the date they first become a Director. For purposes of the guidelines, common stock ownership includes shares owned by the Director directly or indirectly and vested stock options granted to the Director under the Company’s Director Stock Plan. As of December 31, 2011, each independent Director’s total holdings in the Company’s stock satisfied their respective stock ownership requirement.

The Company’s executive officers and senior vice presidents are required to own shares of the Company’s common stock valued at the minimum of a specified multiple of their base salary within five years of first assuming their respective positions. For purposes of the guidelines, common stock ownership includes shares owned by the officer directly, shares held by the officer in the Company’s Employee Stock Purchase Plan, shares held by the officer in the Company’s Profit Sharing and Savings Plan and the officer’s vested stock options granted under the Company’s incentive plans. Individuals who do not achieve the required level of ownership within the prescribed period of time may, at the discretion of the Compensation Committee, be required to hold 50% of net after-tax shares issued upon the exercise of any of their stock options and may not be allowed to sell any other shares of the Company which they may own. The stock ownership requirement does not apply after the executive officer or senior vice president reaches age 62. The Compensation Committee may waive these guidelines at its discretion. As of December 31, 2011, each of the Company’s executive officers’ and senior vice presidents’ total holdings in the Company’s stock satisfied their respective stock ownership requirement.

The following table identifies the executive officers’ and senior vice presidents’ ownership requirement:

Position	Minimum Ownership Requirement Multiple of Salary
Chief Executive Officer	5x
Chief Operating Officer	3x
Chief Financial Officer	3x
Senior Vice Presidents	2x

PROPOSAL 1–ELECTION OF CLASS I DIRECTORS

Information about the Director Nominees and the Directors Continuing in Office

The Company’s Bylaws, as amended, and Articles of Incorporation, as amended, provide for three classes of Directors, each class serving a three-year term expiring one year after expiration of the term of the preceding class, so that the term of one class will expire each year. The terms of the current Class II and Class III Directors expire in 2013 and 2014, respectively. The Board has nominated Charles H. O’Reilly, Jr., John Murphy and Ronald Rashkow as Class I Directors for a term expiring at the Company’s 2015 Annual Meeting of Shareholders.

The following table identifies (i) the business experience and principal occupation for at least the last five years of each of the nominees and the present Directors continuing in office, (ii) his or her present positions and offices with the Company, if applicable, (iii) the year in which he or she was first elected or appointed a Director (each serving continuously since first elected or appointed, unless otherwise stated), (iv) his or her age, (v) his or her directorships for at least the last five years in any company with a class of securities registered pursuant to Section 12 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, or in any company registered as an investment company under the Investment Company Act of 1940 (as specifically noted), as applicable and (vi) the qualifications and skills, which the Director possesses, that qualify him or her for service on the Company’s Board.

Nominees for Director — Class I

(To Be Elected to Serve a Three-Year Term Expiring in 2015)

Charles H. O’Reilly Jr. Director since 1966 Age: 72

Mr. O’Reilly retired from active Company management in February 2002; Vice-Chairman of the Board since August 1999; Chairman of the Board from March 1993 to August 1999; President and Chief Executive Officer of the Company from 1975 to March 1993. Mr. O’Reilly is being re-nominated as a Director because, among his other qualifications, he possesses 54 years of experience and expertise in the Company’s operations and in the automotive aftermarket industry, as well as experience in strategic business development, real estate investment and risk management and assessment.

John Murphy Director since 2003 Age: 61

Mr. Murphy served as Senior Vice President and Chief Financial Officer of Smurfit-Stone Container Corporation, a leading manufacturer of paperboard and paper-based packaging products, from 2009 to 2010. Served as President and Chief Executive Officer of Accuride Corporation and a member of its Board of Directors until 2008; served as Accuride’s President and Chief Operating Officer during 2007; served as President and Chief Financial Officer during 2006, and as Executive Vice President/Finance and Chief Financial Officer of Accuride from 1998 to 2006. (Accuride Corporation filed Chapter 11 bankruptcy in October of 2009, emerging in 2010). Mr. Murphy was elected as a director and audit committee member of Graham Packaging in February of 2011. Graham Packaging was subsequently sold in September 2011. Mr. Murphy was elected as a director and audit committee chairman of DJO Global in January of 2012. Mr. Murphy was elected as a director and audit committee chairman of Summit Materials, LLC in February of 2012. Mr. Murphy holds a Bachelor of Science in Accounting from Pennsylvania State University and Master Of Business Administration from University of Colorado, and is a Certified Public Accountant. Mr. Murphy is being re-nominated as a Director because, among his other qualifications, he possesses experience and expertise in the automotive aftermarket industry and in the accounting and finance areas including experience as a chief financial officer. Mr. Murphy also possesses experience in enterprise risk management and assessment, as well as experience in restructuring and mergers and acquisitions.

Ronald Rashkow Director since 2003 Age: 71

Mr. Rashkow was Founder, CEO, and chairman of Handy Andy Home Improvement Centers, a retail chain of home improvement centers in the Midwest. Mr. Rashkow currently is CEO and Principal of RPMS, Inc. a strategic consulting enterprise. Current advisory boards include Hilco Trading, among the largest asset liquidation companies in the country, and RTC a specialty retail fixturing and merchandising company. Mr. Rashkow is currently chairman of the Knapp Entrepreneurial Center advisory board at the University of IIT. Additional activities include substantial interests in retail commercial shopping center investments and development. Mr. Rashkow is being re-nominated as a Director because, among his other qualifications, he possesses experience and expertise in the retail industry, executive compensation, risk management, operations as a chief executive officer and advisory services to retail companies and private equity groups focused on retail companies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE CLASS I NOMINEES.

Directors Continuing in Office — Class II

(Term Expiring in 2013)

Lawrence P. O’Reilly Director since 1969 Age: 65

Mr. O’Reilly retired from active Company management in February 2003; Vice-Chairman of the Board from February 2005 to current; Co-Chairman of the Board from August 1999 to February 2005; Chief Operating Officer from March 1993 to February 2003; President from March 1993 to August 1999; Vice President of the Company from 1975 to March 1993. Chairman and Director of St. Johns Hospital Springfield since January 2000; Board Member of the Missouri Sports Hall of Fame since January 2003; and Trustee of the Lance Armstrong Endowment Board since December of 2005. Mr. O’Reilly was last re-nominated as a Director because, among his other qualifications, he possesses 43 years of experience and expertise in the Company’s operations, in the automotive aftermarket industry and strategic business development.

Rosalie O’Reilly-Wooten Director since 1980 Age: 70

Mrs. O’Reilly-Wooten retired from active Company management in February 2002 and served as a member of the Board since that time. Executive Vice President of the Company from March 1993 to February 2002 where she managed Telecommunications, Risk Management and Human Resources. Currently serving on the Ozarks Greenways Board of Directors, CASA Advisory Board, Breast Cancer Foundation of the Ozarks Advisory Board and Drury University Board of Trustees. Ms. Wooten was last re- nominated as a Director because, among her other qualifications, she possesses 31 years of experience and expertise in the Company’s operations, in the automotive aftermarket industry and experience in leadership development, risk management and human resources.

Thomas T. Hendrickson Director since 2010 Age: 57

Mr. Hendrickson is the Chief Administrative Officer, Chief Financial Officer and Treasurer for The Sports Authority, Inc., the parent of retailer “Sports Authority”, since 2003; Director of Sports Authority since 2006. From 1998 to 2003, Mr. Hendrickson held the positions of Executive Vice President and Chief Financial Officer, and Treasurer of Gart Sports Company until its merger with Sports Authority in 2003. He was Vice President of Finance, Senior Vice President, and Executive Vice President and Chief Financial Officer of Sportmart, Inc. from 1993 to 1997. From 1987 to 1993, Mr. Hendrickson was employed as a Divisional Vice President and Controller of Miller’s Outpost Stores, a retailer specializing in apparel to young consumers. Mr. Hendrickson is a Certified Public Accountant and has over 29 years of retail business experience. Mr. Hendrickson was last nominated as a Director because, among his other qualifications, he possesses experience and expertise in the retail industry, risk assessment and in the accounting and finance areas including experience as a chief financial officer.

Directors Continuing in Office — Class III

(Term Expiring in 2014)

David E. O’Reilly Director since 1972 Age: 62

Mr. O’Reilly has served as Chairman of the Board from February 2005 to current; Co-Chairman of the Board from August 1999 to February 2005; Chief Executive Officer from March 1993 to February 2005; President of the Company from March 1993 to August 1999; Vice President of the Company from 1975 to March 1993. Mr. O’Reilly was last re-nominated as a Director because, among his other qualifications, he possesses over 40 years of experience and expertise in the Company’s operations and strategic business development, and has held leadership roles in numerous aftermarket industry organizations and associations.

Jay D. Burchfield Director since 1997 Age: 65

Mr. Burchfield has served as Chairman of the Board and Director of Trust Company of the Ozarks since April 1998; Director of Banyan Group, Inc., a clinical research organization, since January 1998; Director of Quest Capital Alliance, a venture capital organization since January 2002; Director of Quest Commercial finance, a corporate finance organization since January 2004; Director of Heart of America Beverage, a Miller/Coors distributor in Missouri, Oklahoma and Arkansas, since January 2003; Director of Intuitive Medical Software, an electronic medical records provider, since January 2008; Director of Primary Care Education, a company providing continued medical education for doctors, since January 2009; Director and Treasurer of the I-470 Community Improvement District, a tax increment financing plan to develop road infrastructure in Lee’s Summit, MO, since January 2009. Mr. Burchfield’s career has spanned more than 35 years in the banking and financial services industry. Mr. Burchfield was last re-nominated as a Director because, among his other qualifications, he possesses experience and expertise in the banking industry, strategic business development, executive compensation and leadership development.

Paul R. Lederer Director since 2001 Age: 72

Mr. Lederer has served as Lead Director from 2002 to current; retired in October 1998; Executive Vice President of Worldwide Aftermarket of Federal-Mogul Corporation February 1998 to October 1998; President and Chief Operating Officer of Fel-Pro from November 1994 to February 1998, when it was acquired by Federal-Mogul Corporation; presently a Director of MAXIMUS and Dorman Products; previously served as director of UCI, Inc. (ceased directorship in early 2011). Mr. Lederer had been a Director of the Company from April 1993 to July 1997 and was appointed again as a Director in 2001. Mr. Lederer was last re-nominated as a Director because, among his other qualifications, he possesses over 40 years of experience and expertise in the automotive aftermarket industry, as well as experience in operations and governance as a chief executive officer and has served as a director on over 15 boards.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Director Independence

Rules of the Nasdaq Stock Market (the “Nasdaq”) require that a majority of the Board be “independent”. Under the Nasdaq rules, a director is independent if he or she is not an officer or employee of the Company and does not have any relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has reviewed the independence of its Directors under the Nasdaq rules. During this review, the Board considered transactions and relationships between each Director or any member of his or her family and the Company during 2011. Consistent with these considerations, the Board has determined that Messrs. Burchfield, Hendrickson, Lederer, Murphy and Rashkow (“independent Directors”) are independent under the Nasdaq rules.

Family Relationships

Charles H. O’Reilly, Jr., David E. O’Reilly, Lawrence P. O’Reilly and Rosalie O’Reilly-Wooten, Directors of the Board, are siblings.

Leadership Structure

The Company’s leadership structure, within its Board, consists of a Chairman of the Board, two Vice Chairmen of the Board, a Lead Director, an Audit Committee, a Corporate Governance/Nominating Committee and a Compensation Committee. The Lead Director also serves on the Audit Committee, the Compensation Committee and as Chairman of the Corporate Governance/Nominating Committee. All Committee members are independent Directors, under the Nasdaq rules. The Company’s Bylaws, as amended, permit the positions of Chairman of the Board and Chief Executive Officer to be held by the same person. However, the Board has historically believed that these roles and their attendant responsibilities should be separate and fulfilled by two separate individuals. The Company believes having separate roles allows its Board to effectively provide guidance to and oversight of its management. In 2005, the Corporate Governance/Nominating Committee recommended and the Board approved the appointment of David E. O’Reilly to serve in the role of Chairman of the Board of the Company. The appointment was made in recognition of the substantial role Mr. O’Reilly plays in the development of the Company’s strategic initiatives. The appointment of Mr. O’Reilly as Chairman of the Board did not alter Gregory L. Henslee’s duties and responsibilities as Chief Executive Officer of the Company.

Lead Director

In the interest of sound corporate governance, the Board has adopted a practice of appointing a Lead Director who is charged with acting as a liaison among other Directors, with management and between Board committees and the Board. The Lead Director could also preside at Board meetings in the absence of the Chairman. This position improves the functionality of the Board and its Committees and aids in the fiduciary obligations each Director has to the Company and its shareholders. Paul R. Lederer has served as Director, Executive Vice President and Chief Operating Officer within the automotive aftermarket industry and has over 40 years of experience in this industry. Based upon Mr. Lederer’s experience, qualifications and skills, in 2002, the Corporate Governance/Nominating Committee nominated, and the Board approved, Mr. Lederer to serve as Lead Director.

Meeting Attendance

During 2011, four regularly scheduled meetings of the Board were held. During such year, each Director attended (i) 100% of the total number of meetings of the Board, with the exception of Lawrence P. O’Reilly and Charles H. O’Reilly, Jr., who each attended 75% of the meetings, and (ii) 100% of the total number of meetings held by all committees of the Board for which he or she served.

Committees of the Board

The Board has three standing committees, the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee. Each committee is governed by a written charter and is comprised solely of independent Directors in accordance with the Nasdaq Listing Qualifications. Charters for each committee are available on the Company’s website at www.oreillyauto.com, and can be obtained free of charge by written request to the attention of the Secretary at the Company’s address appearing on the first page of this proxy statement or by telephone at (417) 874-7161.

The following table identifies current committee membership, including the committee chairman:

Name	Audit Committee	Compensation Committee	Corporate Governance/ Nominating Committee
Jay D. Burchfield	✓	Chair	✓

Thomas Hendrickson	✓

Paul R. Lederer	✓	✓	Chair

John Murphy	Chair		✓

Ronald Rashkow	✓	✓

As explained above, Charles H. O’Reilly, Jr., David E. O’Reilly, Lawrence P. O’Reilly and Rosalie O’Reilly-Wooten do not qualify as independent Directors; therefore, they do not participate on any committee of the Board.

Audit Committee

The Company’s standing Audit Committee was established in accordance with Section (3)(a)(58)(A) of the Exchange Act. The Audit Committee is responsible for reviewing reports of the Company’s financial results, audits and internal controls, including the Company’s Internal Audit Department, and communicating the results of these evaluations to management. The Audit Committee recommends the engagement of independent auditors, confers with the external auditors regarding the adequacy of the Company’s financial controls and fiscal policy in accordance with generally accepted auditing standards and directs changes to financial policies or procedures as appropriate. The Committee also reviews the procedure of the independent registered public accounting firm for ensuring its independence with respect to the services performed for the Company.

The Board has determined that each member of the Audit Committee is “independent” pursuant to the Nasdaq rules, as well as the independence requirements for audit committee members under Rule 10A-3 promulgated under the Exchange Act. In addition, the Board has determined that Mr. Murphy and Mr. Hendrickson, members of the Audit Committee, are both qualified as an audit committee financial expert, as that term is defined in the rules of the Securities and Exchange Commission (“SEC”). During 2011, eight Audit Committee meetings were held. The Company’s Audit Committee Charter may be viewed on its website at www.oreillyauto.com.

Compensation Committee

The purpose of the Compensation Committee is to act on behalf of the Board with respect to the establishment and administration of the policies which govern the annual compensation of the Company’s executive officers. The Committee has responsibility for defining and articulating the Company’s overall executive compensation philosophy, and administering and approving all elements of compensation for elected executive officers. The Committee is directly responsible for reviewing and approving the corporate goals and objectives relevant to the Chairman and CEO’s compensation, evaluating his performance based on those goals and objectives, and determining and approving the Chairman and CEO’s compensation level based on this evaluation. The Company’s Human Resources Department works directly with the Compensation Committee to assist in making recommendations to the Committee for the Chairman and CEO’s total compensation. The Compensation Committee also oversees the grants and related actions under the Company’s various equity plans.

The Committee has the authority to retain consultants and advisors as it may deem appropriate in its discretion. The Committee has, from time to time, historically utilized third party compensation survey data and/or outside consultant advisors in order to achieve its goal of attracting and retaining executive officers who contribute to the long-term success of the Company. During 2011, the Company did not engage an outside consultant advisor for compensation advisory services. During 2011, four Compensation Committee meetings were held. The Company’s Compensation Committee Charter may be viewed on its website at www.oreillyauto.com.

Corporate Governance/Nominating Committee

The principal purposes of the Corporate Governance/Nominating Committee are: (i) to establish criteria for the selection of Directors and to recommend to the Board the nominees for Director in connection with the Company’s Annual Meeting of our shareholders; (ii) to take a leadership role in shaping the Company’s corporate governance policies and to issue and implement the Corporate Governance Principles of the Company; (iii) to develop and coordinate annual evaluations of the Board, its committees and its members; and (iv) to adhere to all legal standards required by the SEC and Nasdaq. During 2011, four Corporate Governance/Nominating Committee meetings were held. The Company’s Corporate Governance Principles may be viewed along with the Corporate Governance/Nominating Committee Charter on its website at www.oreillyauto.com.

The Corporate Governance/Nominating Committee does not have a written policy on the consideration of Director candidates recommended by shareholders. It is the view of the Board that all candidates, whether recommended by a shareholder or the Corporate Governance/Nominating Committee, shall be evaluated based on the same established criteria for persons to be nominated for election to the Board and its committees. The established criteria for persons to be nominated for election to the Board and its committees, taking into account the composition of the Board as a whole, at a minimum, includes (a) a candidate’s qualification as “independent” under the federal securities laws and the rules and regulations of the SEC and Nasdaq applicable to the Board and each of its committees; (b) depth and breadth of experience within the Company’s industry and otherwise; (c) outside time commitments; (d) special areas of expertise; (e) accounting and financial knowledge; (f) business judgment; (g) leadership ability; (h) experience in developing and assessing business strategies; (i) corporate governance expertise; (j) risk management skills; and (k) for incumbent members of the Board, the past performance of the incumbent director. The Corporate Governance/Nominating Committee’s methods for identifying candidates for election to the Company’s Board include the solicitation of possible candidates from a number of sources, including from members of its Board, its executives, individuals personally known to the members of its Board and other research. The Board believes it is best qualified to evaluate candidates based on its knowledge of the Company’s business structure and the Corporate Governance/Nominating Committee may retain one or more third-party search firms to identify suitable candidates.

Shareholder Nominations

A shareholder who desires to nominate one or more persons for election as director(s) shall deliver “timely notice” (as defined in Section 12, Article II of the Company’s Amended and Restated Bylaws [“Bylaws”]) of the shareholder’s intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company at the Company’s address appearing on the first page of this proxy statement. In accordance with Section 13, Article II of the Bylaws, such notice shall set forth (i) the name and address of record of the shareholder who intends to make the nomination; (ii) the class and number of shares of the capital stock that are beneficially owned by the shareholder on the date of such notice; (iii) the name, age, business and residential addresses, and principal occupation or employment of each proposed nominee; (iv) a description of all arrangements or understandings between the shareholder and each nominee, and other arrangements or understandings known to the shareholder, pursuant to which the nomination or nominations are to be made by the shareholder; (v) any other information regarding each proposed nominee that would be required to be included in a proxy statement filed with the SEC; and (vi) the written consent of each proposed nominee being so named to serve as a Director of the Company. The presiding officer of a meeting may, if the facts warrant, determine at the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should make that determination, he or she shall so declare at the Annual Meeting, and the defective nomination shall be disregarded.

Director Attendance at Annual Meeting

The Company encourages, but does not require, the members of its Board attend the Annual Meeting. All members of the Board attended the Company’s 2011 Annual Meeting.

Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. In its oversight role, the Board annually reviews the Company’s strategic plan, which addresses, among other things, the risks and opportunities facing the Company. A quarterly risk overview is provided to the Board by the Company’s General Counsel and by the Company’s Vice President of Treasury and Risk Management, which details the Company’s current and future litigation and self insurance risks and risk exposures. The Board has delegated certain risk management oversight responsibility to the Board committees. As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures, including the Company’s risk assessment and risk management policies. The Audit Committee reviews, with management, the Company’s financial performance and financing arrangements and meets with the Company’s external auditors to review the Company’s compliance with all applicable financial reporting and Sarbanes-Oxley requirements. The Corporate Governance/Nominating Committee reviews the Company’s corporate governance guidelines and their implementation and reviews the Corporate Risk Assessment and Management Status Report. This report identifies the material business risks (including strategic and operational) for the Company as a whole and identifies the controls that respond to and mitigate those risks. The Corporate Governance/Nominating Committee also receives a Fraud Risk Assessment report from management which reviews the Company’s Code of Conduct and Ethics program compliance as well as the Company’s TIPS Hotline and Corporate policies and procedures. The Compensation Committee has overall responsibility for executive officer succession planning and reviews succession plans each year. The Compensation Committee also reviews total compensation for the Company’s management and executives including base salary, incentive compensation, benefits, and perquisites to ensure they are market competitive and consistent with the Company’s performance goals and ensures that the compensation plans and arrangements do not create inappropriate risks. Each committee regularly reports to the full Board.

Board Diversity

The Board does not have a formal policy on Board diversity as it relates to the selection of nominees for the Board. The Board believes that while diversity and variety of experiences and viewpoints represented on the Board should always be considered, a Director nominee should not be chosen, nor excluded, solely or largely because of race, color, religion, disability, age, gender, national origin or sexual orientation or identity. In selecting a Director nominee, the Corporate Governance/Nominating Committee focuses on skills, viewpoints, expertise and background that would complement the existing Board. The Corporate Governance/Nominating Committee will also consider diversity in market knowledge, experience, employment, and other factors. Decisions by the Board regarding continued service of Directors are made based on expected contributions to the Board in furtherance of the interests of shareholders, not based on race, color, gender or other demographic orientation or identity.

Compensation of Directors

Independent Directors

Independent Directors are paid an annual fee and meeting fees for attendance at each Board and Committee meeting, with the Lead Director receiving an additional annual fee for service on the Board. Each Committee Chairman is paid an additional fee for service as chairman of each respective Committee. As an incentive for recruiting and retaining qualified Directors, the Company also maintains a Director Stock Plan. This plan provides for an annual award to each independent Director of restricted shares that vest equally over a three-year period and/or the grant of non-qualified stock options to purchase shares of the Company’s common stock at a per share exercise price equal to the fair market value of the Company’s common stock on the date the option is granted, which fully vest after six months and have a life of seven years. Upon resignation from the Board for any reason other than retirement, death or disability, all outstanding stock awards are immediately forfeited. The Board makes an annual determination of the number of restricted shares and/or the grant of a number of stock options to be awarded to every independent Director under the Director Stock Plan.

The following table summarizes the compensation paid to the independent Directors, including stock awards, during 2011:

Annual fee	$40,000
Annual Lead Director fee	$10,000
Committee Chairman fees	$10,000: Audit Committee
$7,500: Compensation Committee
$5,500: Corporate Governance/Nominating Committee
Board of Director meeting fees	$2,500 for attendance at each quarterly meeting of the Board
Special meeting fees	$1,000 for attendance at each special meeting of the Board
Restricted stock

In fiscal 2011, each independent Director was awarded a number of restricted shares valued at $100,000. The restricted shares vest in equal annual installments over a three-year period commencing on the first anniversary of the award. Each independent Director received 1,677 restricted shares awarded at a price of $59.65 per share.

Non-qualified stock options	No stock option awards were granted during 2011.

Independent Director fees in the aggregate amount of $303,000 were paid during 2011.

Affiliated Directors

Through August of 2011, each of the affiliated Directors (Charles H. O’Reilly, Jr., Lawrence P. O’Reilly and Rosalie O’Reilly-Wooten) received payments for services provided to the Board pursuant to written retirement agreements. Such agreements, as amended and which were in substantially identical form, provided for each of the foregoing Directors to be retained as a consultant upon retirement from active Company management, for a period of ten years. These agreements consisted of the compensation and supplemental benefits identified below:

•	annual salary of $125,000, adjusted annually three percent for inflation and payable in equal monthly payments;

•	medical and vehicle benefits; and

•	out-of-pocket expenses incurred in connection with services to the Board and attendance at Board meetings.

Effective in September of 2011, the Board approved an Affiliated Director Compensation Plan for each of the affiliated members of the Company’s Board and the retirement agreements between the Company and the affiliated Directors were terminated at that time. The Affiliated Director Compensation Plan provides for an annual cash retainer of $165,000 and quarterly meeting fees of $2,500 for attendance at each Board meeting.

The Company does not pay additional fees, over and above his annual salary, to David E. O’Reilly for his service to the Board.

The following table summarizes the compensation paid to all Directors, other than David E. O’Reilly, for the year ended December 31, 2011:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid In Cash ($)	Stock Awards ($)	Option Awards ($)(a)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(b)	Total ($)
Charles H. O’Reilly, Jr.	58,581	—	—	—	—	130,795	189,375
Lawrence P. O’Reilly	58,581	—	—	—	—	114,280	172,861
Rosalie O’Reilly-Wooten	58,581	—	—	—	—	118,338	176,919
Jay D. Burchfield	61,500	100,033	—	—	—	—	161,533
Thomas Hendrickson	54,000	100,033	—	—	—	—	154,033
Paul R. Lederer	69,500	100,033	—	—	—	—	169,533
John R. Murphy	64,000	100,033	—	—	—	—	164,033
Ronald Rashkow	54,000	100,033	—	—	—	—	154,033

(a)

Option awards granted to the Directors become 100% exercisable with respect to the covered shares six months from the date of grant and expire after seven years. The table below summarizes the Directors’ outstanding stock option awards as of December 31, 2011:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable
Charles H. O’Reilly, Jr.	5,000	—
Lawrence P. O’Reilly	5,000	—
Rosalie O’Reilly-Wooten	5,000	—
Jay D. Burchfield	15,000	—
Thomas Hendrickson	5,000	—
Paul R. Lederer	30,000	—
John R. Murphy	7,500	—
Ronald Rashkow	25,000	—

(b)

The All Other Compensation column represents amounts during 2011 paid for consultation services, as well as medical, dental and vehicle benefits, pursuant to written retirement agreements (discussed in detail above in the Compensation of Directors – Affiliated Directors section of this report). The payments for consultation services totaled $106,640 for each of the affiliated Directors, while medical and vehicle benefits totaled $24,155, $7,640 and $11,698 for Charles H. O’Reilly, Jr., Lawrence P. O’Reilly and Rosalie O’Reilly-Wooten, respectively.

In addition, all Directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at Board meetings.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is now, nor has ever been, an officer or an employee of the Company or any of its subsidiaries.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This section describes the compensation packages of the Company’s principal executive officer, principal financial officer, two other most highly compensated executive officers and the most highly compensated Senior Vice President who were employed by the Company on December 31, 2011 (we refer to such individuals as the “Named Executive Officers” or “NEOs” in this proxy statement). The Company’s NEOs and their positions are identified below:

•	David E. O’Reilly – Chairman of the Board

•	Gregory L. Henslee – Chief Executive Officer and Co-President

•	Ted F. Wise – Chief Operating Officer and Co-President

•	Thomas G. McFall – Chief Financial Officer and Executive Vice-President of Finance

•	Jeff M. Shaw – Senior Vice-President of Store Operations and Sales

Executive summary

The Compensation Committee of the Company’s Board is responsible for reviewing the performance of both the Company’s NEOs and the broader Senior Vice President group (together, its “executive officers”), recommending to the Board compensation packages and specific compensation levels for its executive officers and other management team members, establishing policies and guidelines for other benefit programs and administering the award of stock options and other stock-based incentives under the Company’s incentive plans.

At our 2011 Annual Meeting, over 95% of the votes cast in the advisory vote on executive compensation which were present and entitled to vote on the matter were in favor of the compensation of our named executive officers as disclosed in our 2011 proxy statement. We believe that the outcome of this proposal evidences the commitment of our Compensation Committee to open dialogue with our shareholders regarding our executive compensation program, and the Compensation Committee has and will continue to consider these voting results and shareholder sentiments generally as it formulates and implements an executive compensation program designed to align the long-term interests of our executive officers with our shareholders.

The policies and procedures of the Compensation Committee are designed to assist the Company’s Board in its oversight of the implementation and effectiveness of its policies and strategies regarding the investment in the Company’s largest asset, its employees (whom the Company refers to as “Team Members”). These strategies and policies include, but are not limited to:

•	recruiting and retaining qualified Team Members;

•	the career development and progression of Team Members;

•	management succession, in conjunction with the Company’s Corporate Governance/Nominating Committee; and

•	employment practices.

Compensation objectives and philosophy

The main objective of the Company’s compensation philosophy is to provide its executive officers and management with a total compensation package that is competitive and equitable, which encourages and rewards performance based in part upon the Company’s performance in terms of increases in shareholder value. The Company’s compensation objectives include both long-term, share-based incentives and short-term, cash incentives. The Company believes that aligning the interests of its executives and management with those of its shareholders further promotes the success of not only the Company, but also its Team Members.

Risk assessment of compensation programs

The Compensation Committee has reviewed the potential effects of the various components of the Company’s executive officers’ compensation and benefits programs on individual and collective behavior and, ultimately, on its risk profile and overall approach to risk management. During its review, the Committee focused on the Company’s short-term incentives, long-term incentives, and change-in-control benefits as having the greatest potential to create incentives for individual or collective risk taking. Following a thorough review of these and the other components of the Company’s compensation and benefits programs, the Committee has determined that the programs do not create any incentives with respect to individual or collective behavior that are likely to have a material adverse effect upon either its risk profile or overall approach to risk management.

Additionally, the Company’s non-executive officer and management compensation policies and practices do not excessively incentivize or create need for inappropriate risk-taking by its Team Members and therefore, it is not reasonably likely that current compensation policies and practices would have a material adverse effect on the Company.

Overview of compensation programs

The key elements of the compensation packages for the Company’s executive officers are base salary, annual cash incentive compensation and long-term, share-based incentives. In determining the composition of elements in each compensation package, the Compensation Committee looks to create a balanced set of rewards, utilizing market-driven influences and external compensation benchmarks, as well as current cash considerations. To ensure that the Company thrives in the competitive working environment, the Compensation Committee reviews industry resources, references and other benchmark reports to determine competitive market ranges and reasonable levels of compensation. The Company did not engage a compensation consultant for fiscal 2011.

In reviewing the compensation packages of each of the Company’s executive officers and management, the Compensation Committee tallies the corresponding dollar value of each element of an individual’s compensation, including salary, incentive compensation, accumulated realized and unrealized share-based compensation gains, the dollar value to such individual and cost to the Company of all perquisites and other personal benefits, the earnings and accumulated benefits under the Company’s non-qualified deferred compensation program and the potential impact of several potential severance and change-in-control scenarios. For new appointments to executive management, the Company’s management presents compensation recommendations to the Committee for consideration.

Competitive assessments

The Company’s Human Resources Department provides the Committee with industry benchmark information and compensation survey data. The Committee considers the Company’s relative performance compared with an established group of peer companies in the automotive aftermarket industry and other specialty retailers.

The Compensation Committee reviews the Company’s peer group, as necessary, to ensure that the comparisons are meaningful. The Committee evaluates peers who conduct business outside of the automotive aftermarket industry based on criteria such as revenue, operating margin, profit margin and market capitalization. The Committee also considers broad-based survey data, compiled by Equilar, of total compensation for top management at companies with total revenues comparable to the total revenues of the Company. The Committee uses the industry and market survey data as a context in reviewing the overall compensation levels and maintaining a reasonable and competitive compensation program. The Committee does not use this data to set specific compensation benchmarks for a position. Rather, the Committee evaluates the overall performance of the Company and the individual performance of management to set compensation at reasonable and competitive levels.

The companies comprising the 2011 peer group for the Company are identified below and include companies with a market capitalization ranging from $1 billion to $16 billion:

Peer Company
Advance Auto Parts (AAP)
AutoZone (AZO)
Genuine Parts (GPC)
Pep Boys (PBY)
Collective Brands (PSS)
Fastenal (FAST)
Dollar Tree (DLTR)
Foot Locker (FL)
PetSmart (PETM)
Barnes & Noble (BKS)
American Eagle Outfitters (AEO)
Ross Stores (ROST)
Sherwin Williams (SHW)
Williams-Sonoma (WSM)

Base salary

In determining annual base salary, it is the Compensation Committee’s goal to bring the salaries of the Company’s executive officers and management in line with base compensation being paid by its peer group. The Compensation Committee specifically reviews compensation information for other publicly traded automotive aftermarket companies and compensation surveys and data for other specialty retailers. The Compensation Committee believes that the Company’s principal competitors for its executive officers are not necessarily the same companies that would be included in a peer group compiled for purposes of comparing shareholder returns. Consequently, the companies that are reviewed for such compensation purposes, as noted in “Overview of Compensation Programs,” may not be the same as the companies comprising the Nasdaq Retail Trade Stocks Total Return Index, Nasdaq United States Stock Market Total Returns Index or the Standard and Poor’s 500 Index included in the Annual Shareholders’ Report of the Company for 2011 that accompanies this proxy statement. The Compensation Committee established increased base salary levels in 2011 for the Company’s NEOs to maintain compensation at competitive levels and to reflect its performance and the individual performance of each of its NEOs.

Incentive compensation plan

The Compensation Committee has established an incentive compensation plan for the Company’s executive officers based upon certain objective performance goals. At the beginning of each year, a comprehensive operating plan is developed which contains estimates for the Company’s projected performance for the year. The operating plan is compiled by reviewing the Company’s historical performance, trends in the automotive aftermarket and retail industry and the performance of industry peers and other comparable companies. The targets for incentive compensation plans set by the Compensation Committee generally correspond to this operating plan, which is approved by the Company’s Board of Directors in February of each year, and reflects these projected results for the upcoming fiscal year. The Company financial performance metrics utilized by the Compensation Committee include sales performance, operating income performance and financial returns, as well as various balance sheet measures. Targets are set forth in ranges with a corresponding incentive percentage for each level of attainment. The Company’s actual performance in each of these areas is compared to the individual targets predetermined by the Committee, in order to determine the incentive amount, if any, achieved by each executive officer. Upon achievement of such performance goals, executive officers receive incentive compensation based upon a percentage of their respective base salaries for the attainment of a defined performance goal. The overall potential value varies depending upon the executive’s position. For 2011, the Company’s Chief Executive Officer had a cumulative target of 100% of his base salary, its Chief Operating Officer and Chief Financial Officer each had cumulative targets of 80% of their respective base salaries and its Senior Vice Presidents each had cumulative targets of 50% of their respective base salaries.

The targets for the Company’s executive officers are highly confidential and competitively sensitive. The Company believes that if it were to publish its targets, it would allow competitors to recreate its internal forecasts and gain valuable insight on its business strategies. Such public disclosure could materially harm the Company’s competitive position within its industry. Because the targets are confidential, the Company believes that the best indication of its performance against target is its track record with respect to incentive payouts. Over the last five years, annual incentive payouts under the executive plan have exceeded target four times and have been below target one time (incentive payments during this period of time have ranged from 59% to 403% of target).

The following table summarizes the 2011 performance incentive compensation plan targets and payouts for each of the Company’s NEOs who participated in the plan:

Named Executive Officer	Base Salary ($)	Target (% )	Target ($)	Incentive Achieved (% )	Incentive Achieved ($)
Chief Executive Officer	900,000	100	900,000	200	1,797,265
Chief Operating Officer	628,500	80	502,800	200	1,004,072
Chief Financial Officer	525,000	80	420,000	200	838,723
Senior Vice President of Store Operations and Sales	225,000	50	112,500	200	224,658

Long-term, stock-based incentives

The Company offers long-term incentives for executive officers and management in the form of stock option and restricted stock awards. Stock options and restricted stock may be awarded to the Company’s NEOs, upper- and middle-managers, store managers and other key personnel.

The Company believes that its stock-based incentive award programs are an important component of compensation as an incentive for long-term corporate performance. The Compensation Committee has determined that the annual award of restricted stock or grant of stock options to the Company’s executive officers is a key component of such executive officer’s total compensation package based on his duties. The amounts of such restricted stock awards or stock option grants are determined by the Compensation Committee annually in conjunction with performance reviews and salary adjustments during the February Compensation Committee meeting. In determining whether and how many restricted stock awards or stock options should be granted, the Compensation Committee considers the responsibilities and seniority of each of the executive officers, as well as the Company’s financial performance and other factors as it deems appropriate, consistent with its compensation philosophy and policies. The restricted stock awards or stock options awarded by the Compensation Committee in 2011, as reflected in the Grants of Plan Based Awards table, include an annual award of restricted stock or grant of stock options determined by the Compensation Committee in consideration of the factors described above.

In the past, the Compensation Committee has reviewed and considered using other equity-based incentives for the long-term compensation component. After a thorough analysis, including the use prior to 2011 of a national consulting firm, stock options and restricted stock awards were considered the most effective methods of aligning management interests with those of the Company’s shareholders.

The Compensation Committee has also established specific stock option awards to be granted upon the achievement of certain defined positions of employment. These are automatic grants that occur on the date of promotion or appointment to such positions with an option price equal to the fair market value of the common stock underlying the option on such date. It is the Company’s belief that these position-related grants provide additional incentive to its executives, management and other Team Members to set personal long-term employment goals. In furtherance of this belief, the Company also has a Team Member stock purchase plan that enables Team Members to purchase its common stock at a discount through payroll deductions and a 401(k) plan under which Team Members can invest in its common stock. In addition, the Compensation Committee may grant stock option awards in connection with a material business event, such as a large acquisition. The Compensation Committee believes that these special stock option awards provide additional incentive to the Company’s executive officers, management and other Team Members to ensure these material acquisitions are integrated effectively and efficiently. During 2011, no executive officer received a position-level stock option award or other special stock option award in connection with a material business event.

Other

The Company sponsors a 401(k) Profit Sharing and Savings Plan (the “401(k) Plan”) that allows Team Members to make plan contributions on a pre-tax basis. The Company matches 100% of the first 2% of the Team Member’s compensation, and 25% of the next 4% of the Team Member’s compensation. Although executive officers are eligible to participate in the 401(k) plan, the application of the annual limitations on contributions under Section 401(a)(17) of the Internal Revenue Code prevents highly compensated employees, as defined by the Internal Revenue Code, from participating at the same levels as non-highly compensated employees. The O’Reilly Automotive Deferred Compensation Plan (the “Deferred Compensation Plan”) provides executive officers who participate in the 401(k) Plan with the opportunity to defer up to the full 6% of covered compensation by making contributions to the Deferred Compensation Plan that are then matched by the Company as if they had been made under the 401(k) Plan. The Deferred Compensation Plan is solely intended to restore contributions lost because of the application of the annual limitations under the Internal Revenue Code that are applicable to the 401(k) Plan. This benefit, which assists executive officers in accumulating funds for retirement, is consistent with observed competitive practices of similarly situated companies.

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation which is not considered to be performance-based, within the meaning of Section 162(m). The Compensation Committee believes that in establishing the cash and equity incentive compensation programs for the Company’s executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. Accordingly, the Compensation Committee may provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash incentive based compensation programs tied to the Company’s financial performance or share-based awards in the form of restricted stock or restricted stock units, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. The Company believes it is important to maintain incentive compensation at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

In addition, the Company provides its executive officers with certain perquisites which the Compensation Committee believes are reasonable and consistent with the objectives of attracting and retaining superior Team Members as well as maintaining a competitive total compensation package for the executive officers. Perquisites can include personal use of a Company automobile, reimbursement for health and country club memberships and reimbursements under the Company’s Executive Management Medical Reimbursement Benefit Plan. Perquisite amounts for the Company’s NEOs are included in the below Summary Compensation Table in the column “All Other Compensation.”

Compensation mix

The following table summarizes the Company’s 2011 compensation mix, which includes base salary, equity and non-equity incentive compensation and/or restricted stock awards or stock options, for each of its NEOs:

Named Executive Officer	Base Salary	Equity Incentive Compensation	Stock Options	Non-Equity Incentive Compensation	Other Benefits	Total Compensation
Chairman of the Board	65%	32%	—%	—%	3%	100%
Chief Executive Officer	24%	—%	26%	49%	1%	100%
Chief Operating Officer	28%	—%	23%	45%	4%	100%
Chief Financial Officer	26%	—%	29%	43%	2%	100%
Senior Vice President of Store Operations and Sales	41%	—%	13%	42%	4%	100%

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in O’Reilly Automotive, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

Respectfully submitted,

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF O’REILLY AUTOMOTIVE, INC.

Jay D. Burchfield
Chairman of the Compensation Committee

Paul R. Lederer
Member of the Compensation Committee

Ronald Rashkow
Member of the Compensation Committee

EXECUTIVE COMPENSATION TABLES

The following table summarizes the annual compensation paid to or earned by the Company’s NEOs for the fiscal years ended December 31, 2011, 2010 and 2009:

SUMMARY COMPENSATION TABLE

Name And Principal Position	Year	Salary ($)(a)	Bonus ($)	Stock Awards ($)(b)	Option Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)(d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)			Total ($)
David E. O’Reilly	2011	525,000	—	262,527	—	—	—	27,097	(e	)	814,624
Chairman of the Board	2010	520,192	—	—	288,750	—	—	27,619	(f	)	836,561
	2009	500,000	—	—	198,896	—	—	27,343	(g	)	726,239
Gregory L. Henslee	2011	892,308	—	—	956,145	1,797,265	—	50,534	(e	)	3,696,252
Chief Executive Officer and	2010	842,308	—	—	577,500	3,429,089	—	47,799	(f	)	4,896,696
Co-President	2009	784,615	—	—	397,791	2,303,251	—	55,438	(g	)	3,541,095
Ted F. Wise	2011	625,654	—	—	500,783	1,004,072	—	93,691	(e	)	2,224,200
Chief Operating Officer and	2010	605,385	—	—	404,250	1,968,700	—	33,732	(f	)	3,012,067
Co-President	2009	576,154	—	—	358,012	1,335,886	—	31,864	(g	)	2,301,916
Thomas G. McFall	2011	513,461	—	—	557,748	838,723	—	32,704	(e	)	1,942,636
Chief Financial Officer and	2010	434,616	—	—	346,500	1,452,320	—	31,333	(f	)	2,264,769
Executive Vice-President of	2009	342,308	—	—	238,675	806,138	—	26,833	(g	)	1,413,954
Finance
Jeff M. Shaw	2011	221,923	—	—	71,702	224,658	—	18,938	(e	)	537,221
Senior Vice-President of	2010	202,692	—	41,252	—	82,517	—	15,547	(f	)	342,008
Store Operations and Sales	2009	187,692	—	35,455	—	70,945	—	14,688	(g	)	308,780

(a)	The Salary column includes the portion of salary deferred at NEO’s election under the Company’s Profit Sharing and Savings Plan and/or Deferred Compensation Plan.
(b)

The Stock Awards column refers to restricted share awards granted in 2009, 2010 and 2011, as further discussed in the Incentive compensation plan and Long-term stock-based incentives sections of the Compensation Discussion and Analysis portion of this report. All restricted shares awarded vest in equal installments over a three-year period commencing on the first anniversary of the award.

(c)

The Option Awards column refers to the option awards granted to the NEOs, which become exercisable with respect to 25% of the covered shares one year from the date of grant; 50% exercisable two years from the date of grant; 75% exercisable three years from the date of grant and the remainder become exercisable four years from the date of grant. The option awards granted to Mr. O’Reilly and Mr. Wise are eligible for immediate vesting upon their retirement provided that they provide notice of their intent to retire one year prior to their retirement date. The amounts recognized in the above table reflect the grant date fair value of stock option awards granted during 2009, 2010 and 2011. During the fiscal years ended December 31, 2011, 2010 and 2009, no option awards were forfeited by the named executives. The grant date fair value of option awards was determined using the Black-Scholes option-pricing model. The Black-Scholes model requires the use of assumptions, including expected volatility, expected life, the risk free rate and the expected dividend yield. Please see the footnotes to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for further discussion of these assumptions.

(d)

The Non-Equity Incentive Plan Compensation column refers to the cash payouts under the Company’s annual performance incentive plans, which are paid in the year following the plan year. Detailed descriptions of the annual performance incentive plans can be found in the Incentive compensation plan section of the Compensation Discussion and Analysis portion of this report.

(e)

Includes Company contributions of $15,750, $26,769, $77,831, $16,096 and $9,133 to its Profit Sharing and Savings Plan and/or Deferred Compensation Plan made on behalf of David O’Reilly, Gregory Henslee, Ted Wise, Thomas McFall and Jeff Shaw, respectively.

(f)

Includes Company contributions of $15,577, $25,269, $18,162, $17,384 and $6,057 to its Profit Sharing and Savings Plan and/or Deferred Compensation Plan made on behalf of David O’Reilly, Gregory Henslee, Ted Wise, Thomas McFall and Jeff Shaw, respectively.

(g)

Includes Company contributions of $15,000, $23,538, $17,285, $13,692 and $5,631 to its Profit Sharing and Savings Plan and/or Deferred Compensation Plan made on behalf of David O’Reilly, Gregory Henslee, Ted Wise, Thomas McFall and Jeff Shaw, respectively.

The following table summarizes all grants of awards in 2011 to each of the NEOs:

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Options	Grant Date Fair Value of Stock and Option
	Grant	Threshold	Target	Max	Threshold	Target	Max	Stock or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(b)	(#)(c)	($/Sh)	($)
David E. O’Reilly	2/8/2011	—	—	—	—	—	—	4,510	—	—	262,527
Gregory L. Henslee	2/8/2011	—	900,000	—	—	—	—	—	48,206	58.21	956,145
Ted F. Wise	2/8/2011	—	502,800	—	—	—	—	—	25,248	58.21	500,783
Thomas G. McFall	2/8/2011	—	420,000	—	—	—	—	—	28,120	58.21	557,748
Jeff M. Shaw	2/8/2011	—	112,500	—	—	—	—	—	3,615	58.21	71,702

(a)

The Estimated Future Payouts Under Non-Equity Incentive Plan Awards—Target column refers to the potential cash payouts under the Company’s annual performance incentive plans for 2011, which would be paid during 2012. The Compensation Committee approved the goals for the 2011 incentive plans in February of 2011. The payout amounts for each NEO for 2011 were reviewed and approved by the Compensation Committee and the Board in February of 2012, upon completion of the consolidated financial statements for the fiscal year ended December 31, 2011. The Summary Compensation Table details amounts actually paid under the 2011 annual performance incentive plans in the Non-Equity Incentive Plan Compensation column, which was paid in the year following the plan year. Detailed descriptions of the annual performance incentive plans can be found in the Incentive compensation plan and Long-term stock-based incentives sections of the Compensation Discussion and Analysis portion of this report.

(b)	The All Other Stock Awards: Number of Shares of Stock or Units column refers to restricted shares granted to NEOs, which vest in three equal installments on February 8, 2012, 2013 and 2014.
(c)

The All Other Option Awards: Number of Securities Underlying Options column refers to stock option awards granted to the NEOs, which become exercisable with respect to 25% of the covered shares one year from the date of grant; 50% exercisable two years from the date of grant; 75% exercisable three years from the date of grant, while the remainder become exercisable four years from the date of grant. The award granted to Mr. Wise in 2011 is eligible for immediate vesting upon his retirement provided that he provide notice of his intent to retire one year prior to his retirement date.

The following table identifies information concerning unexercised stock options, stock options that have not vested and stock awards that have not vested for each of the NEOs as of December 31, 2011:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David E. O’Reilly	157,500	—		—	18.78	02/05/2014	—		—	—	—
	80,000	—		—	23.20	02/03/2015	—		—	—	—
	15,000	—		—	24.84	04/06/2015	—		—	—	—
	45,000	—		—	32.78	02/09/2016	—		—	—	—
	35,000	—		—	34.71	02/15/2017	—		—	—	—
	18,750	6,250	(a)	—	28.70	02/14/2018	—		—	—	—
	18,750	6,250	(b)	—	22.65	07/11/2018	—		—	—	—
	12,500	12,500	(c)	—	28.69	02/10/2019	—		—	—	—
	6,250	18,750	(d)	—	39.52	02/11/2020	—		—	—	—
	—	—		—	—	—	4,510	(e)	360,575
Gregory L. Henslee	46,100	—		—	18.78	02/05/2014	—		—	—	—
	45,000	—		—	23.20	02/03/2015	—		—	—	—
	15,000	—		—	24.84	04/06/2015	—		—	—	—
	50,000	—		—	32.78	02/09/2016	—		—	—	—
	50,000	—		—	34.71	02/15/2017	—		—	—	—
	37,500	12,500	(a)	—	28.70	02/14/2018	—		—	—	—
	75,000	25,000	(b)	—	22.65	07/11/2018	—		—	—	—
	25,000	25,000	(c)	—	28.69	02/10/2019	—		—	—	—
	12,500	37,500	(d)	—	39.52	02/11/2020	—		—	—	—
	—	48,206	(f)	—	58.21	02/08/2021	—		—	—	—
Ted F. Wise	26,100	—		—	18.78	02/05/2014	—		—	—	—
	45,000	—		—	23.20	02/03/2015	—		—	—	—
	15,000	—		—	24.84	04/06/2015	—		—	—	—
	45,000	—		—	32.78	02/09/2016	—		—	—	—
	45,000	—		—	34.71	02/15/2017	—		—	—	—
	26,250	8,750	(a)	—	28.70	02/14/2018	—		—	—	—
	7,500	2,500	(h)	—	27.99	02/20/2018	—		—	—	—
	56,250	18,750	(b)	—	22.65	07/11/2018	—		—	—	—
	22,500	22,500	(c)	—	28.69	02/10/2019	—		—	—	—
	8,750	26,250	(d)	—	39.52	02/11/2020	—		—	—	—
	—	25,248	(f)	—	58.21	02/08/2021	—		—	—	—
Thomas G. McFall	50,000	—		—	31.69	05/31/2016	—		—	—	—
	15,000	—		—	32.06	12/31/2016	—		—	—	—
	10,000	—		—	34.71	02/15/2017	—		—	—	—
	11,250	3,750	(a)	—	28.70	02/14/2018	—		—	—	—
	11,250	3,750	(a)	—	28.70	02/14/2018	—		—	—	—
	25,000	12,500	(b)	—	22.65	07/11/2018	—		—	—	—
	15,000	15,000	(c)	—	28.69	02/10/2019	—		—	—	—
	7,500	22,500	(d)	—	39.52	02/11/2020	—		—	—	—
	—	28,120	(f)	—	58.21	02/08/2021	—		—	—	—
Jeff M. Shaw	20,000	—		—	19.26	12/30/2013	—		—	—	—
	7,500	—		—	24.84	04/06/2015	—		—	—	—
	26,250	8,750	(b)	—	22.65	07/11/2018	—		—	—	—
	—	3,615	(f)	—	58.21	02/08/2021	—		—	—	—
	—	—		—	—	—	796	(g)	63,640	—	—

(a)	Represents stock options granted on February 14, 2008, which become exercisable in four equal installments on February 14, 2009, 2010, 2011 and 2012.
(b)	Represents stock options granted on July 11, 2008, which become exercisable in four equal installments on July 11, 2009, 2010, 2011 and 2012.
(c)	Represents stock options granted on February 10, 2009, which become exercisable in four equal installments on February 10, 2010, 2011, 2012 and 2013.
(d)	Represents stock options granted on February 11, 2010, which become exercisable in four equal installments on February 11, 2011, 2012, 2013 and 2014.
(e)	Represents restricted shares granted on February 8, 2011, which vest in three installments of 1,504 shares on February 8, 2012, 1,503 shares on February 8, 2013, and 1,503 shares on February 8, 2014.
(f)	Represents stock options granted on February 8, 2011, which become exercisable in four equal installments on February 8, 2012, 2013, 2014 and 2015.
(g)	Represents restricted shares granted on December 31, 2009 and 2010, which vest in two installments of 547 shares on December 31, 2012, and 249 shares on December 31, 2013.
(h)	Represents stock options granted on February 20, 2008, which become exercisable in four equal installments on February 20, 2009, 2010, 2011 and 2012.

The following table summarizes option awards exercised and shares of restricted stock awards which vested during 2011 and the aggregate dollar values realized upon such exercise or vesting for each of the NEOs:

	OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS
	Number of Shares	Value		Value
	Acquired On	Realized On	Number of Shares	Realized On
	Exercise	Exercise	Acquired On Vesting	Vesting
Name	(#)	($)	(#)(a)	($)
David E. O’Reilly	—	—	—	—
Gregory L. Henslee	40,000	2,343,450	—	—
Ted F. Wise	60,000	3,320,900	—	—
Thomas G. McFall	12,500	688,125	—	—
Jeff M. Shaw	5,000	312,200	773	61,801

(a)

Reflects the vesting of restricted stock awards granted in 2008, 2009 and 2010. All restricted shares awarded vest in equal installments over a three-year period commencing on the first anniversary of the award.

The following table identifies information regarding the contributions by each NEO and the Company under the O’Reilly Automotive, Inc. Deferred Compensation Plan during 2011, as well as information on aggregate earnings, withdrawals and balances for each NEO:

NONQUALIFIED DEFERRED COMPENSATION
	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions In	Contributions In	Earnings In Last	Withdrawals /	Balance At Last
	Last Fiscal Year	Last Fiscal Year	Fiscal Year	Distributions	Fiscal Year End
Name	($)(a)	($)(b)	($)	($)	($)
David E. O’Reilly	26,250	10,500	(25,841)	—	475,550
Gregory L. Henslee	89,365	26,810	(22,353)	—	573,481
Ted F. Wise	585,916	71,560	(45,437)	—	2,059,329
Thomas G. McFall	34,702	10,212	(6,293)	—	166,012
Jeff M. Shaw	130,418	4,687	3,225	—	550,584

(a)	All NEO contribution amounts have been included in the Salary column of the Summary Compensation Table.
(b)	All Company contribution amounts have been included in the All Other Compensation column of the Summary Compensation Table.

The O’Reilly Automotive Deferred Compensation Plan (the “Deferred Compensation Plan”) provides executive officers who participate in the 401(k) Plan with the opportunity to defer up to the full 6% of covered compensation, including salary and incentive based compensation, by making contributions to the Deferred Compensation Plan that are then matched by the Company as if they had been made under the 401(k) Plan. The Deferred Compensation Plan is solely intended to restore contributions lost because of the application of the annual limitations under the Internal Revenue Code that are applicable to the 401(k) Plan. Executive officers may elect to defer their base compensation, incentive compensation and/or bonuses to the Deferred Compensation Plan. Executive officers can elect to allocate their contributions, as well as the Company matching contributions, to various equity, bond or fixed income funds, or a combination thereof, and all interest and/or earnings which may be credited to the executive officer’s account are based on the applicable fund’s market performance. Executive officers may elect to receive distributions at retirement or starting in a specific future year before or after anticipated retirement and may elect to receive the distribution in a lump sum or in periodic payments.

Change in Control Agreements

The Company has entered into change in control agreements with certain NEOs, which become effective only upon a Change in Control (as defined in such agreements). In addition, under the Company’s Incentive Plans there is acceleration of vesting with respect to options and restricted stock upon a Change in Control (as defined in the applicable Incentive Plan).

With respect to the change in control agreements, if upon or within six months after a Change in Control, any of the NEOs with a valid change in control agreement terminates his employment for “Good Reason” or such executive’s employment is terminated by the Company without cause or by reason of death or disability, then the executive will be entitled to:

•	An amount equal to one times the executive’s annual salary;

•	Immediate vesting and exercisability of all outstanding stock options, restricted stock or other equity or equity-based awards;

•	All accrued but unpaid incentive compensation including any unpaid annual incentive compensation earned in previous years and a prorated portion of current year target incentive compensation;

•	Continuation of insurance coverage for 18 months;

•	A gross-up payment for excise taxes, if applicable; and

•	All legal fees and expenses incurred in disputing the termination of the executive’s employment.

The following table shows the amounts that those NEOs who have entered into change in control agreements would have received if their employment had been terminated due to a Change in Control on December 31, 2011. Based on the calculations as of such date, no gross-up payment for excise taxes would be due to any NEO. The unvested option grants and unvested restricted share awards vest pursuant to the terms of the Incentive Plans upon a Change in Control irrespective of a termination of employment. This table does not include amounts related to the NEOs’ vested benefits under the Company’s deferred compensation plan or pursuant to stock option grants or restricted share awards, which are described in the tables above.

Name	Amount ($)
David E. O’Reilly
One Times Annual Salary	525,000
Unvested Stock Option Grants	2,077,250
Unvested Restricted Share Awards	360,575
Incentive Compensation	—
Continuation of Insurance Coverage	17,358

Total	2,980,183

Gregory L. Henslee
One Times Annual Salary	900,000
Unvested Stock Option Grants	5,918,748
Unvested Restricted Share Awards	—
Incentive Compensation	900,000
Continuation of Insurance Coverage	23,435

Total	7,742,183

Ted F. Wise
One Times Annual Salary	628,500
Unvested Stock Option Grants	4,416,242
Unvested Restricted Share Awards	—
Incentive Compensation	502,800
Continuation of Insurance Coverage	23,390

Total	5,570,932

Jeff M. Shaw
One Times Annual Salary	225,000
Unvested Stock Option Grants	579,965
Unvested Restricted Share Awards	63,640
Incentive Compensation	112,500
Continuation of Insurance Coverage	26,551

Total	1,007,656

In addition, if a Change in Control had occurred on December 31, 2011, Thomas G. McFall would have received $3,390,529 with respect to acceleration of Unvested Stock Option Grants pursuant to the terms of the Incentive Plans.

Employment Arrangements with Executive Officers

The Company entered into a written employment agreement effective January 1, 1993, with David E. O’Reilly. Such agreement provides for Mr. O’Reilly to be employed by the Company for a minimum period of three years and automatically renews for each calendar year thereafter. As compensation for services rendered to the Company, the agreement provides for Mr. O’Reilly to receive (i) a base annual salary adjusted annually, and (ii) a bonus, the amount of which is determined by reference to such criteria as may be established by the Compensation Committee. Mr. O’Reilly, in consultation with the Compensation Committee, has elected to exclude himself from participating in the bonus portion of his employment agreement pursuant to his responsibilities of providing strategic direction and guidance to the company and his more limited role in the Company’s day-to-day operational activities.

Mr. O’Reilly’s employment may be terminated by the Company for cause (as defined in the agreement) or without cause. If Mr. O’Reilly’s employment is terminated for cause or if Mr. O’Reilly resigns, his salary and bonus rights will cease on the date of such termination or resignation. If the Company terminates Mr. O’Reilly without cause, all compensation payments will continue through the remainder of the agreement’s term. Pursuant to his agreement, Mr. O’Reilly has agreed for so long as he is receiving payments there under to refrain from disclosing information confidential to the Company or engaging, directly or indirectly, in any automotive parts distribution, manufacturing or sales business in the states in which the Company operates without prior written consent of the Company.

Director Compensation

Please see the “Compensation of Directors” section of this report for a discussion of the manner in which the Company’s directors are compensated.

Certain Relationships and Related Transactions

The Company leases certain land and buildings related to 73 of its O’Reilly Auto Parts stores and one of its bulk facilities under fifteen- and twenty-year operating lease agreements with entities in which David E. O’Reilly, Lawrence P. O’Reilly, Charles H. O’Reilly, Jr. and Rosalie O’Reilly-Wooten, or members of their families, are affiliated. In addition, the Company leases certain land and buildings related to four of its O’Reilly Auto Parts stores under fifteen-year operating lease agreements with certain of the Company’s executive officers. Generally, these lease agreements provide for renewal options for an additional five years at the option of the Company and the lease agreements are periodically modified to further extend the lease term for specific stores under the agreements. The total aggregate lease payments paid by the Company to the entities and individuals above was $4.2 million for fiscal 2011. The Company believes that the terms and conditions of the transactions with affiliates described above were no less favorable to the Company than those that would have been available to the Company in comparable transactions with unaffiliated parties.

Approval or ratification of transactions with related persons

Pursuant to the terms of the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving all proposed transactions between the Company, any of the Company’s Officers or Directors, or relatives or affiliates of any such Officers or Directors, to ensure that such related party transactions are on a similar economic basis as a like transaction that occurred at arm’s length with an independent third party, are in the Company’s overall best interest and in the best interest of the Company’s shareholders. The quarterly Audit Committee meeting includes a standing agenda item for the review of such related party transactions. The Audit Committee has not adopted any specific procedures for the conduct of the reviews, rather each transaction is considered in light of the individual facts and circumstances. In the course of its review and approval of a transaction, the Audit Committee considers, among other factors it deems appropriate:

•	whether the transaction is fair and reasonable to the Company;

•	the business reasons for the transaction;

•	whether the transaction would impair the independence of one or more of the Company’s Officers or Directors; and

•	whether the transaction is material, taking into account the significance of the transaction.

During the most recent fiscal year, all related party transactions were reviewed in accordance with the above procedures.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Such individuals are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on its review of the copies of such forms furnished to it and written representations with respect to the timely filing of all reports required to be filed, it believes that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 2011 with the following exception:

A gift of shares of the Company’s common stock on December 1, 2011, by Lawrence O’Reilly that was not reported until February 21, 2012.

AUDIT COMMITTEE REPORT

The Audit Committee functions pursuant to a written charter, which may be viewed on the Company’s website at www.oreillyauto.com. In compliance with that charter and in connection with the December 31, 2011, financial statements, the Audit Committee:

•	reviewed and discussed with management the Company’s audited financial statements as of, and for the year ended, December 31, 2011;

•

discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in rule 3200T; and

•

received from the independent auditors the written disclosures regarding the auditor’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF O’REILLY AUTOMOTIVE, INC.

John Murphy
Chairman of the Audit Committee

Jay Burchfield
Member of the Audit Committee

Thomas Hendrickson
Member of the Audit Committee

Paul R. Lederer
Member of the Audit Committee

Ronald Rashkow
Member of the Audit Committee

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC enacted requirements for the Company to include in this proxy statement a separate resolution, subject to an advisory (non-binding) vote, to approve the compensation of its NEOs. This proposal is commonly referred to as a “Say on Pay” proposal. As required by these rules, the Company is asking you to vote FOR the adoption of the following resolution:

“Resolved, that the compensation paid to the Company’s NEOs, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K of the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

In considering their vote, shareholders should review the Company’s compensation of its NEOs in the Compensation Discussion and Analysis (“CD&A”) section herein and Compensation Committee report included in these proxy materials. As described in the CD&A, the Company’s executive officer compensation programs are designed around the following elements:

•	recruiting and retaining qualified Team Members;

•	the career development and progression of the Company’s Team Members; and

•	observed industry practices.

The main objective of the Company’s compensation philosophy is to provide its executive officers and management with a total compensation package that is competitive and equitable, which encourages and rewards performance based in part upon the Company’s performance in terms of increases in share value. The Company believes that aligning the interests of its executives and management with those of its shareholders further promotes the success of not only the Company, but also its Team Members. The Company’s executive compensation policies are focused upon short-term incentives, and long-term goals, and it is the Company’s belief that it does not create incentives for inappropriate individual or collective risk-taking. The Company believes that the current programs do not create any incentives with respect to individual or collective behavior that are likely to have a material adverse effect upon either its risk profile or overall approach to risk management.

As this vote is advisory in nature, this proposal does not bind the Company to any specific course of action. However, the Compensation Committee, which is responsible for designing and implementing its executive compensation packages, values the opinions expressed by the Company’s shareholders in this vote, and will consider the outcome of the vote when making decisions on future executive compensation packages.

At the 2011 Annual Meeting, the Company’s shareholders voted in favor of an annual frequency of future advisory votes on executive compensation. In part in consideration of the results of this vote, the Board has determined that it is in the best interest of the Company and the Company’s shareholders to hold an annual advisory “Say on Pay” vote until the next advisory vote on frequency of “Say on Pay” votes. Thus, the next advisory “Say on Pay” vote will be held at the 2013 Annual Meeting.

Although this vote is advisory in nature and does not impose any action on the Company or the Compensation Committee of the Board, the Company strongly encourages all shareholders to vote on this matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE OFFICER COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 3 – APPROVAL OF 2012 INCENTIVE AWARD PLAN

The Company historically has used equity-based compensation in order to provide long-term incentives to its executive officers and other key employees, including store managers, in order to align their interests with the interests of shareholders and increase their stake in the future growth and prosperity of the Company. The Board has adopted, subject to approval by the shareholders, the O’Reilly Automotive, Inc. 2012 Incentive Award Plan (the “2012 Incentive Award Plan”). Upon approval of the 2012 Incentive Award Plan by the Company’s shareholders, no further awards shall be granted under the O’Reilly Automotive, Inc. 2009 Incentive Plan (the “2009 Incentive Plan”).

The approval of the 2012 Incentive Award Plan by our shareholders will enable the Company to continue to provide equity-based incentive compensation to employees and officers. Approval of the 2012 Incentive Award Plan will not result in a net material increase in the total number of shares reserved for issuance under the Company’s equity plans. The following is a summary of the principal features of the 2012 Incentive Award Plan. This summary is qualified in its entirety by the more detailed terms and conditions of the 2012 Incentive Award Plan, a copy of which is attached as Annex A to this proxy statement. If the 2012 Incentive Award Plan is not approved by the required vote of shareholders at the 2012 Annual Meeting, it will not become effective and the Company will continue to use the 2009 Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2012 INCENTIVE AWARD PLAN.

Description of the 2012 Incentive Award Plan.

Plan Administration. The Board has initially designated the Compensation Committee to administer all aspects of the 2012 Incentive Award Plan. The Compensation Committee is composed solely of non-employee directors, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and “outside directors,” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”).

The Compensation Committee has the authority to, among other things:

•	construe and interpret the 2012 Incentive Award Plan;

•	make rules and regulations relating to the administration of the 2012 Incentive Award Plan;

•	designate eligible persons to receive awards;

•	establish the terms and conditions of awards; and

•

determine whether the awards or any portion thereof will contain time-based restrictions and/or performance-based restrictions, and, with respect to performance-based awards, the criteria for achievement of performance goals, as set forth in more detail below.

Eligibility. The Compensation Committee shall generally designate those employees, consultants and non-employee directors eligible to participate in the 2012 Incentive Award Plan.

Shares Authorized. Subject to adjustment in the event of merger, recapitalization, stock split, reorganization or similar transaction, 6,800,000 shares of our Common Stock are reserved for issuance in connection with awards granted under the 2012 Incentive Award Plan. In addition, shares that are subject to awards under the 2009 Incentive Plan as of February 29, 2012 but that terminate, expire, or would otherwise again be available for issuance under the 2009 Incentive Plan but for the termination of the 2009 Incentive Plan shall be available for issuance under the 2012 Incentive Award Plan. The total number of shares available under the 2012 Incentive Award Plan shall not exceed 10,000,000 shares. As noted above, approval of the 2012 Incentive Award Plan will not result in a net material increase in the total number of shares reserved for issuance under the Company’s equity plans. Any unexercised, unconverted or undistributed portion of any award that is not paid in connection with the settlement of an award or is forfeited shall again be available for award. The maximum number of shares available for issuance under the 2012 Incentive Award Plan with respect to incentive stock options is 2,000,000.

Awards.

The 2012 Incentive Award Plan provides for the grant of stock options, restricted stock, restricted stock units, performance awards (which include, but are not limited to, cash bonuses), dividend equivalent awards, deferred stock awards, stock payment awards, stock appreciation rights, other incentive awards, and performance share awards.

Options. Options to purchase shares of Common Stock may be granted alone or in tandem with stock appreciation rights. A stock option may be granted in the form of a non-qualified stock option or an incentive stock option. No incentive stock options shall be granted to any person who is not an employee of the company. The price at which a share may be purchased under an option (the exercise price) will be determined by the Compensation Committee, but may not be less than the fair market value of the Company’s Common Stock on the date the option is granted. Except in the case of an adjustment related to a corporate transaction, the exercise price of a stock option may not be decreased after the date of grant and no outstanding option may be surrendered as consideration for the grant of a new option with a lower exercise price without shareholder approval. The Compensation Committee may establish the term of each option, but no option shall be exercisable after 10 years from the grant date. An option shall not be exercisable until at least six months after the grant date. The amount of incentive stock options that become exercisable for the first time in a particular year cannot exceed a value of $100,000 per participant, determined using the fair market value of the shares on the date of grant.

SARs. Stock appreciation rights (or SARs) may be granted either alone or in tandem with stock options. The exercise price of a SAR must be equal to or greater than the fair market value of the Company’s Common Stock on the date of grant. The Compensation Committee may establish the term of each SAR, but no SAR shall be exercisable after 10 years from the grant date.

Restricted Stock/Restricted Stock Units. Restricted stock and restricted stock units may be issued to eligible participants, as determined by the Compensation Committee. The restrictions on such awards are determined by the Compensation Committee, and may include time based, performance-based, and service-based restrictions. Restricted stock units may be settled in cash, shares of Common Stock or a combination thereof. Except as otherwise determined by the Compensation Committee, holders of restricted stock will have the right to receive dividends and will have voting rights during the restriction period.

Performance Awards. Performance awards may be issued to any eligible individual, as deemed by the Compensation Committee. The value of performance awards may be linked to performance criteria, or to other specific criteria determined by the Compensation Committee. Performance awards may be paid in cash, shares, or a combination of both, as determined by the Compensation Committee. Without limiting the generality of the foregoing, performance awards may be granted in the form of a cash bonus payable upon the attainment of objective performance goals or such other criteria as are established by the Compensation Committee.

Dividend Equivalent Awards. Dividend equivalent awards may be granted either alone or in tandem with other awards, as determined by the Compensation Committee. Dividend equivalent awards are based on the dividends that are declared on the common stock, to be credited as of the dividend payment dates during the period between the date that the dividend equivalent awards are granted and such dates that the dividend equivalent awards terminate or expire. If dividend equivalents are granted with respect to shares covered by another award, the dividend equivalent may be paid out at the time and to the extent that vesting conditions of the award shares are satisfied. Dividend equivalent awards can be converted to cash or shares by a formula determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee, dividend equivalents are not payable with respect to stock options or stock appreciation rights.

Stock Payment Awards. Stock payments may be issued to eligible participants, as determined by the Compensation Committee. The number of shares of any stock payment may be based upon performance criteria or any other specific criteria. Stock payment awards may be made in lieu of base salary, bonus, fees, or other cash compensation otherwise payable to such eligible individual.

Deferred Stock Awards. Deferred stock awards may be issued to eligible participants, as determined by the Compensation Committee. The number of shares of deferred stock shall be determined by the Compensation Committee and may be based on performance criteria or other specific criteria. Shares underlying a deferred stock award which is subject to a vesting schedule or other conditions or criteria set up by the administrator will not be issued until such vesting requirements or other conditions or criteria, as applicable, have been satisfied. Unless otherwise provided from the Compensation Committee, a holder of a deferred stock award shall have no rights as a shareholder until the award has vested and the shares have been issued.

Performance Share Awards. Performance share awards may be granted to any eligible individual who is selected by the Compensation Committee. Vesting of performance share awards may be linked to any one or more performance criteria, other specific performance criteria, and/or time-vesting or other criteria, as determined by the Compensation Committee.

Other Incentive Awards. Other incentive awards may be issued to eligible participants, as determined by the Compensation Committee. Such other incentive awards may cover shares or the right to purchase shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or otherwise payable in or based on shares, shareholder value, or shareholder return. Other incentive awards may be linked to any one or more of the performance criteria or other specific performance criteria determined appropriate by the Compensation Committee and may be paid in cash or shares.

Performance-Based Awards.

Awards may be structured to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. In order to qualify as “performance-based compensation,” the grant, payment, or vesting schedule of the award must be contingent upon the achievement of pre-established performance goals over a performance period for the Company.

Performance Criteria. The performance goals may be based upon one or more of the following performance criteria (in each case, as determined in accordance with generally accepted accounting principles, if applicable): (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on shareholders’ equity; (x) total shareholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per Share; (xix) price per Share; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) debt levels or reduction; (xxv) customer retention; (xxvi) sales-related goals; (xxvii) comparisons with other stock market indices; (xxviii) operating efficiency; (xxix) customer satisfaction and/or growth; (xxx) employee satisfaction; (xxxi) research and development achievements; (xxxii) financing and other capital raising transactions; (xxxiii) recruiting and maintaining personnel; (xxxiv) year-end cash, (xxxv) inventory, (xxxvi) inventory turns, (xxxvii) net inventory turns, (xxxviii) new store openings, (xxxix) new store performance, (xl) average transaction size, (xli) customer traffic, (xlii) accounts payable to inventory ratio, (xliii) employee retention, (xliv) comparable store sales and (xlv) capital expenditures.

Performance criteria may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to results of a peer group or to market performance indicators. Further, the compensation committee may provide objectively determinable adjustments be made to one or more of the performance goals. Such adjustments may include: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the performance period; (vii) items related to the disposal or sale of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Compensation Committee may adjust, modify or amend the aforementioned performance criteria. Approval of the 2012 Incentive Award Plan shall also constitute approval of these performance metrics for purposes of Section 162(m).

Certain Plan Limits.

Individual Limits. The number of shares of stock subject to options and stock appreciation rights awarded to any one participant during any calendar year may not exceed 1,000,000 shares. The number of shares subject to awards other than options and stock appreciation rights awarded to any one participant during any calendar year may not exceed 1,000,000 shares. The amount of compensation to be paid to any one participant with respect to all cash-based awards that are intended to constitute performance-based compensation for purposes of Section 162(m) of the Code is $10,000,000.

Maximum Term of Awards. Options and SARs under the 2012 Incentive Award Plan shall have a maximum term of ten years.

Change in Control. In the event of a change in control of the Company, all outstanding and unvested options and stock appreciation rights under the 2012 Incentive Award Plan shall become exercisable. Awards of restricted stock and stock units shall vest immediately and generally be distributed effective as of the date of change in control. Awards granted which are subject to the achievement of performance goals will immediately vest as if 100% of the performance goals had been achieved.

Amendment and Termination. The Board of Directors may at any time terminate, suspend or discontinue the 2012 Incentive Award Plan. The Board may amend the 2012 Incentive Award Plan at any time, provided that any increase in the number of shares available for issuance under the plan must be approved by the Company’s shareholders. In addition, the Board may not, without shareholder approval, amend any outstanding award to increase or reduce the price per share or to cancel and replace an award with cash and/or another award, including another option or stock appreciation right having a price per share that is less than, greater than or equal to the price per share of the original award.

Certain Federal Income Tax Consequences.

The following discussion addresses only the general federal income tax consequences relating to purchases under the 2012 Incentive Award Plan. It does not address the impact of state and local taxes, the federal alternative minimum tax, and securities laws restrictions, and is not intended as tax advice to participants in the 2012 Incentive Award Plan, who should consult their own tax advisors.

Non-Qualified Stock Options. A participant who has been granted a non-qualified stock option will not realize taxable income at the time of grant, and the Company will not be entitled to a tax deduction at that time. In general, when the option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the acquired shares over the exercise price for those shares, and the Company will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of the shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. A participant who has been granted an incentive stock option will not realize taxable income at the time of grant, and the Company will not be entitled to a tax deduction at that time. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled). The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is included in calculating the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised unless the participant disposes of the shares in the year of exercise. If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such shares to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain and the Company will not be entitled to a corresponding tax deduction. The participant will generally recognize a capital loss to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding tax deduction. Any amount realized in excess of the value of the shares on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant will not recognize ordinary income, and the participant will generally recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. A participant who has been granted a SAR will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at that time. Upon the exercise of an SAR, the amount of cash or the fair market value of any shares received will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of any such shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of exercise.

Restricted Stock Units. A participant who has been granted a restricted stock unit award will not realize taxable income at the time of grant and the Company will not be entitled to a tax deduction at that time. The participant will generally have compensation income at the time of distribution equal to the amount of cash received and the then fair market value of the distributed shares, and will have a tax basis in the shares equal to the amount of compensation income recognized. The Company will then be entitled to a corresponding tax deduction.

Restricted Stock. In general, a participant who has been granted a restricted stock award will not realize taxable income at the time of grant and the Company will not be entitled to a tax deduction at that time, assuming that the shares are not transferable and that the restrictions create a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of the shares subject to an award, the participant will realize ordinary income in an amount equal to the then fair market value of the shares, and the Company will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of vesting. A participant may elect pursuant to Section 83(b) of the Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date. If a participant makes this election, the Company will be entitled to a corresponding tax deduction in the year of grant. If the Participant does not make an election pursuant to Section 83(b), dividends paid to the participant during the restriction period will be treated as compensation income to the participant and the Company will be entitled to a corresponding tax deduction.

Performance Awards; Dividend Equivalent Awards; Stock Payment Awards; Performance Share Awards; Other Incentive Awards.

With respect to these types of awards, a participant generally will not recognize taxable income until the cash or shares are delivered to the participant upon satisfaction of the conditions of the award, and the Company generally will become entitled to a deduction at such time equal to the amount of income recognized by the participant. The amount of ordinary income recognized by the participant will generally be equal to the amount of the cash or the fair market value of the shares.

New Plan Benefits.

Since the Compensation Committee has the discretion to determine the number and types of awards under the 2012 Incentive Award Plan and has not yet made a determination with respect to the Company’s executive officers and directors, the benefits to be received by such individuals under the 2012 Incentive Award Plan cannot be determined at this time. The Company estimates that there are approximately 1,400 employees who are potential participants in the 2012 Incentive Award Plan.

PROPOSAL 4 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board has selected Ernst & Young, LLP (“E&Y”), as the Company’s independent auditors for the year ending December 31, 2012, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. E&Y has audited the Company’s financial statements since 1992. Representatives of E&Y are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

None of the Company’s Bylaws, other governing documents, Missouri or federal law, or The Nasdaq Global Select Market Listing Qualifications require shareholder ratification of the selection of E&Y as the Company’s independent auditors. However, the Audit Committee is submitting the selection of E&Y to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Fees Paid to Independent Registered Public Accounting Firm

The following table summarizes the fees billed by E&Y for audit and other professional services during the years ended December 31, 2011 and 2010:

	2011	2010
Audit Fees:
Consists of fees and expenses billed for the audit of the Company’s consolidated financial statements, the audit of the effectiveness of internal control over financial reporting and the review of the Company’s quarterly reports on Form 10-Q for such year and reviews in connection with documents filed with the SEC.	$1,477,206	$1,695,297
Audit-Related Fees:
Consists of fees and expenses billed for the annual audit of the Company’s employee benefit plans.	25,750	50,525
Tax Fees:
Consists of fees and expenses billed for tax advisory services, including compliance, planning and advice.	442,973	538,689

Total Fees	$1,945,929	$2,284,511

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for preapproval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services, provided that the Chairman reports any decisions to the Committee at its next scheduled meeting.

The Audit Committee, after review and discussion with E&Y of the preceding information, determined that the provision of these services was compatible with maintaining E&Y’s independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG, LLP, AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2012.

ANNUAL SHAREHOLDERS’ REPORT

The Annual Shareholders’ Report of the Company for fiscal 2011 containing, among other things, audited consolidated financial statements of the Company, accompanies this proxy statement.

FUTURE PROPOSALS OF SHAREHOLDERS

Shareholder proposals intended to be presented at the 2013 Annual Meeting and included in the Company’s proxy statement and form of proxy relating to that meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at the Company’s principal executive offices by November 23, 2012. In order for shareholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, the Company’s Amended and Restated Bylaws require that such proposals must be submitted, not later than March 8, 2013, and not earlier than February 6, 2013.

In response to shareholder proposals received during 2011 relating to declassifying the Company’s Board, O’Reilly has entered into an agreement to include in the proxy relating to the 2013 Annual Meeting a management proposal to eliminate the classification of the Board, which if approved by the shareholders, would cause all Directors elected at or after the Company’s 2013 Annual Meeting to be elected for one year terms. O’Reilly is committed to good corporate governance and open communication with its shareholders.

OTHER BUSINESS

The Board knows of no business to be brought before the Annual Meeting other than as set forth above. If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote the proxy on such matters in accordance with their judgment as to the best interests of the Company.

MISCELLANEOUS

The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview and may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals and will agree to reimburse them for their reasonable out-of-pocket expenses.

Shareholders are urged to mark, sign, date and send in their proxies without delay or vote via telephone or Internet using the instructions on the proxy card.

COMMUNICATION WITH THE BOARD OF DIRECTORS

A shareholder who wishes to communicate with the Company’s Board, specific individual Directors or the independent Directors as a group, may do so by directing a written request addressed to such Director(s) in care of the Corporate Secretary at the Company’s address appearing on the first page of this proxy statement or via e-mail through its website at www.oreillyauto.com. Such communication will be directed to the intended Director, group of Directors or the entire Board, as the case may be.

HOUSEHOLDING OF MATERIALS

In some instances, only one copy of this proxy statement or Annual Report is being delivered to multiple shareholders, sharing an address, unless we have received instructions from one or more of the shareholders to continue to deliver multiple copies. We will deliver promptly upon oral or written request a separate copy of the proxy statement or Annual Report, as applicable, to any shareholder at your address. If you wish to receive a separate copy of the proxy statement or Annual Report, you may call us at (417) 874-7161, or send a written request to O’Reilly Automotive, Inc., 233 South Patterson Avenue, Springfield, Missouri 65802, Attention: Secretary. Alternatively, shareholders sharing an address who now receive multiple copies of the proxy statement or Annual Report may request delivery of a single copy, also by calling us at the number or writing to us at the address listed above.

ADDITIONAL INFORMATION

Additional information regarding the Company can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed by the Company with the SEC.

A copy of the Company’s Annual Report on Form 10-K for fiscal year 2011 (as filed with the SEC), including financial statements and financial statement schedules (excluding exhibits), is available to shareholders without charge, upon written request to O’Reilly Automotive, Inc., 233 South Patterson Avenue, Springfield, Missouri 65802, Attention: Secretary.

By Order of the Board of Directors, Tricia Headley Secretary

Springfield, Missouri

March 23, 2012

ANNEX A

O’REILLY AUTOMOTIVE, INC.

2012 INCENTIVE AWARD PLAN

ARTICLE I

PURPOSE

The O’Reilly Automotive, Inc. 2012 Incentive Award Plan (as it maybe amended, the “Plan”) was adopted by the Board of Directors of the Company, subject to approval by the shareholders of the Company. The purposes of the Plan are to provide long-term incentives to those persons with significant responsibility for the success and growth of the Company and its subsidiaries, divisions and affiliated businesses, to associate the interests of such persons with those of the Company’s shareholders, and to assist the Company in recruiting, retaining and motivating qualified employees on a competitive basis and to ensure a pay for performance linkage for such employees.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article XII hereof, which shall initially be the Compensation Committee of the Board. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6 hereof, or which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Affiliate” shall mean (i) any Parent or Subsidiary, (ii) any entity that, directly or through one ore more intermediaries, is controlled by Company, or (iii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award (which includes, but is not limited to, cash bonuses as set forth in Section 9.1), a Dividend Equivalent award, a Deferred Stock award, a Stock Payment award, an award of Stock Appreciation Rights, an Other Incentive Award or a Performance Share Award, which may be awarded or granted under the Plan.

2.5 “Award Agreement” shall mean any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

2.6 “Board” shall mean the Board of Directors of the Company.

2.7 “Cause” shall mean, with respect to any Participant, “Cause” as defined in such Participant’s employment agreement with the Company if such an agreement exists and contains a definition of Cause or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean (a) the Participant’s substantial and continued failure to perform material duties in a satisfactory manner where such failure causes or is reasonably expected to cause material harm to the Company (other than a failure resulting from death or disability (as defined in Section 22(e)(3) of the Code) for thirty (30) days after written notice thereof from the Company describing the failure to perform such duties; (b) the Participant’s engaging in any material act of dishonesty, fraud, embezzlement or misrepresentation that was or is likely to be materially injurious to the Company; (c) the Participant’s knowing violation of any federal or state law or regulation applicable to the Company’s business that was or is likely to be materially injurious to the Company; (d) the Participant’s material breach of any confidentiality agreement or invention assignment agreement or any other material agreement between the Participant and the Company; (e) the Participant’s conviction of, or plea of nolo contendere to, any felony or crime of moral turpitude; (f) repeated and knowing material failure by the Participant to comply with the Company’s written policies or rules, after written notice of such failure; or (g) gross negligence or willful misconduct that does or reasonably could be expected to cause material harm to the Company.

2.8 A “Change in Control” shall be deemed to have occurred (unless otherwise determined by the Administrator) on the date upon which:

(a) there occurs a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as such term is defined in Section 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity is or becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing 35 percent or more of the combined voting power of the Company’s then outstanding securities;

(b) there occurs any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company;

(c) there is an adoption of any plan or proposal for the liquidation or dissolution of the Company;

(d) any person (as such term is defined in Section 13(d)(3) and 14(d)(2) of the Exchange Act), corporation, or other entity purchases any Common Stock of the Company (or securities convertible into the Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board;

(e) any person (as such term is defined in Section 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any benefit plan sponsored by the Company or any subsidiary) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35 percent or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Company’s securities); or

(f) during any period of two consecutive years, the individuals who at the beginning of such period constituted the entire Board cease, for any reason, to constitute a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5). Consistent with the terms of this Section 2.8, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.10 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article XII hereof.

2.11 “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.12 “Company” shall mean O’Reilly Automotive, Inc., a Missouri corporation, and any successor corporation.

2.13 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement or any successor Form thereto.

2.14 “Covered Employee” shall mean any Employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.15 “Deferred Stock” shall mean a right to receive Shares awarded under Section 9.4 hereof.

2.16 “Director” shall mean a member of the Board, as constituted from time to time.

2.17 “Disability” shall mean a condition such that an individual would be considered disabled for the purposes of Section 409(A) of the Code.

2.18 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2 hereof.

2.19 “Effective Date” shall mean May 8, 2012.

2.20 “Eligible Individual” shall mean any natural person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.21 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or any Affiliate.

2.22 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding stock-based Awards.

2.23 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) if the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) if the Common Stock is traded only otherwise than on a securities exchange and is not quoted on the NASDAQ, the closing quoted selling price of the Common Stock on such date as quoted in “pink sheets” published bye the National Daily Quotation Bureau.

(c) if the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(d) if the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith on the date awarded.

2.25 “Greater Than 10% Shareholder” shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and 424(f) of the Code, respectively).

2.26 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.27 “Individual Award Limit” shall mean the cash and share limits applicable to Awards granted under the Plan, as set forth in Section 3.3 hereof.

2.28 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.29 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of the Code.

2.30 “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.31 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article VI hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.32 “Other Incentive Award” shall mean an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 9.7 hereof.

2.33 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.34 “Participant” shall mean an eligible person who has been granted an Award.

2.35 “Performance Award” shall mean an Award that is granted under Section 9.1 hereof.

2.36 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.37 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on shareholders’ equity; (x) total shareholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per Share; (xix) price per Share; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) debt levels or reduction; (xxv) customer retention; (xxvi) sales-related goals; (xxvii) comparisons with other stock market indices; (xxviii) operating efficiency; (xxix) customer satisfaction and/or growth; (xxx) employee satisfaction; (xxxi) research and development achievements; (xxxii) financing and other capital raising transactions; (xxxiii) recruiting and maintaining personnel; (xxxiv) year-end cash, (xxxv) inventory, (xxxvi) inventory turns, (xxxvii) net inventory turns, (xxxviii) new store openings, (xxxix) new store performance, (xl) average transaction size, (xli) customer traffic, (xlii) accounts payable to inventory ratio, (xliii) employee retention, (xliv) comparable store sales and (xlv) capital expenditures, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal or sale of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under

Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with and any requirements for shareholder approval), the Committee may designate additional Performance Criteria on which Performance Goals may be based, and may adjust, modify, or amend Performance Criteria.

2.38 “Performance Goals” shall mean, with respect to a Performance Period, one or more goals established in writing by the Committee for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, a division or business unit, or one or more individuals. In addition, such performance goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other corporations. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards, to the extent applicable.

2.39 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

2.40 “Performance Share Award” shall mean a contractual right awarded under Section 9.6 hereof to receive a number of Shares based on the attainment of specified Performance Goals or other criteria determined by the Administrator.

2.41 “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

2.42 “Plan” shall have the meaning set forth in Article I.

2.43 “Prior Plan” shall mean the O’Reilly Automotive, Inc. 2009 Incentive Plan.

2.44 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.45 “Restricted Stock” shall mean an award of Shares made under Article VIII hereof that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.46 “Restricted Stock Unit” shall mean a contractual right awarded under Section 9.5 hereof to receive in the future a Share or the Fair Market Value of a Share in cash.

2.47 “Retirement” shall mean retirement in accordance with the terms of a retirement plan of the Company or one of its subsidiaries.

2.48 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.49 “Share Limit” shall have the meaning provided in Section 3.1(a) hereof.

2.50 “Shares” shall mean shares of Common Stock.

2.51 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article X hereof.

2.52 “Stock Payment” shall mean a payment in the form of Shares awarded under Section 9.3 hereof.

2.53 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.54 “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, an outstanding equity award previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.55 “Termination of Service” shall mean:

(a) As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company and its Affiliates is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment and/or service as an Employee and/or Director with the Company or any Affiliate.

(b) As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service as an Employee and/or Consultant with the Company or any Affiliate.

(c) As to an Employee, the time when the employee-employer relationship between a Participant and the Company and its Affiliates is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement, but excluding terminations where the Participant simultaneously commences or remains in service with the Company or any Affiliate as a Consultant and/or Director.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including without limitation, whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for Cause and whether any particular leave of absence constitutes a Termination of Service. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Participant ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE III

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Sections 3.1(c) and 13.2 hereof, the maximum aggregate number of Shares available for issuance under the Plan (the “Share Limit”) shall be the sum of (i) 6,800,000 and (ii) the number of shares subject to outstanding awards under the Prior Plan that are outstanding as of February 29, 2012, and which expire, or for any reason are cancelled or terminated after such date without being exercised or before any applicable restrictions lapse, or are added back to the Prior Plan or this Plan pursuant to the terms of such plans, with such maximum number of Shares not to exceed 10,000,000 Shares. Notwithstanding the generality of the foregoing, subject to Sections 3.1(c) and 13.2 hereof, the maximum number of Shares available for issuance under the Plan with respect to Incentive Stock Options shall be 2,000,000.

(b) For purposes of this Section 3.1, if an Award entitled the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Share available for granting Awards under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting awards under the Plan.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan in the Board’s discretion at the time of such acquisition or combination, as applicable, and shall not reduce the Shares authorized for grant under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3 Individual Award Limits. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2 hereof, to the extent required to comply with Section 162(m):

(a) the aggregate number of Shares subject to Options and Stock Appreciation Rights awarded to any one Participant during any calendar year may not exceed 1,000,000 Shares;

(b) the aggregate number of Shares subject to Awards other than Options and Stock Appreciation Rights (excluding Awards referenced in Section 3.3(c) below) awarded to any one Participant during any calendar year may not exceed 1,000,000 Shares; and

(c) the aggregate amount of compensation to be paid to any one Participant in respect to all Awards that are intended to constitute Performance-Based Compensation denominated in cash in any calendar year is $10,000,000.

ARTICLE IV

GRANTING OF AWARDS

4.1 Participation. The Committee may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in any applicable Program, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan. Awards that are intended to qualify as Performance-Based Compensation shall be subject to the provisions of Article V of this Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan and any applicable Program. Any Award Agreement evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding anything contained herein to the contrary, with respect to any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, the Plan, any applicable Program and the applicable Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule, and such additional limitations shall be deemed to be incorporated by reference into such Award to the extent permitted by applicable law.

4.4 At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Participant any right to continue as an Employee, Director or Consultant of the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company or any Affiliate, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of any Participant’s employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Affiliate.

4.5 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible

Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (and any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share Limit or Individual Award Limits contained in Sections 3.1 and 3.3 hereof, respectively; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law.

4.6 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE V

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION

5.1 Purpose. The Committee, in its sole discretion, may determine whether any Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article V shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article V and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2 Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which is intended to qualify as Performance-Based Compensation, no later than ninety (90) days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Goals, and (d) specify the relationship between the Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, unless otherwise provided in an applicable Program or Award Agreement, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement (and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code), the holder of an Award that is intended to qualify as Performance-Based Compensation must be employed by the Company or an Affiliate throughout the applicable Performance Period. Performance Awards shall be paid, unless otherwise determined by the Committee, no later than 2  1/2 months after the tax year in which the Performance Award vests, consistent with the requirements of Section 409A of the Code. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such applicable Performance Period are achieved.

5.5 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations imposed under Section 162(m) of the Code that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE VI

GRANTING OF OPTIONS

6.1 Granting of Options to Eligible Individuals. The Committee is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively). No person who qualifies as a Greater Than 10% Shareholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Participant, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and all other plans of the Company and any Affiliate corporation thereof exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted. In addition, to the extent that any Options otherwise fail to qualify as Incentive Stock Options, such Options shall be treated as Nonqualified Stock Options.

6.3 Option Exercise Price. Except as provided in Section 6.6 hereof, the exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Shareholder, such price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4 Option Term. The term of each Option shall be set by the Committee in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Shareholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the stated term of the Option. Except as limited by the requirements of Section 409A or Section 422 of the Code, the Committee may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Participant, and, subject to Section 13.1 hereof, may amend any other term or condition of such Option relating to such a Termination of Service.

6.5 Option Vesting.

(a) The terms and conditions pursuant to which an Option vests in the Participant and becomes exercisable shall be determined by the Committee and set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Committee. At any time after the grant of an Option, the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the vesting of the Option, including following a Termination of Service; provided, that in no event shall an Option become exercisable following its expiration, termination or forfeiture.

(b) No portion of an Option which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Committee either in an applicable Program, the applicable Award Agreement or by action of the Administrator following the grant of the Option.

6.6 Substitute Awards. Notwithstanding the foregoing provisions of this Article VI to the contrary, in the case of an Option that is a Substitute Award, the price per Share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, however, that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

6.7 Substitution of Stock Appreciation Rights. The Committee may, in its sole discretion, substitute an Award of Stock Appreciation Rights for an outstanding Option at any time prior to or upon exercise of such Option; provided, however, that such Stock Appreciation Rights shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.

ARTICLE VII

EXERCISE OF OPTIONS

7.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.

7.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act, the Exchange Act, any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take such additional actions as it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 11.3 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 11.1 and 11.2 hereof.

7.3 Notification Regarding Disposition. The Participant shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one (1) year after the transfer of such Shares to such Participant.

ARTICLE VIII

RESTRICTED STOCK

8.1 Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by applicable law.

8.2 Rights as Shareholders. Subject to Section 8.4 hereof, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a shareholder with respect to said shares, subject to the restrictions in an applicable Program or in the applicable Award Agreement. This includes, but is not limited to, the right to vote shares of Restricted Stock as the record owner thereof, and, unless otherwise determined by the Administrator, the right to receive dividends and other distributions payable to an Eligible Individual during the Restriction Period if and when the restrictions imposed on the applicable Restricted Stock lapse. Provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the shares shall be subject to the restrictions set forth in Section 8.3 hereof.

8.3 Restrictions. All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of an applicable Program or the applicable Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Participant’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company or Affiliate performance, individual performance or other criteria selected by the Administrator. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4 Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then-subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in an applicable Program or the applicable Award Agreement. The Administrator in its sole discretion may provide that, upon certain events, including, without limitation, a Change in Control, the Participant’s death, retirement or disability, any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

8.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in it sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

8.6 Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE IX

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS, DEFERRED STOCK, RESTRICTED STOCK UNITS, PERFORMANCE SHARE AWARDS, OTHER INCENTIVE AWARDS

9.1 Performance Awards.

(a) The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation per Article V of this Plan. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards may be paid in cash, Shares or a combination of both, as determined by the Administrator.

(b) Without limiting Section 9.1(a) hereof, the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Participant which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article V hereof.

9.2 Dividend Equivalents.

(a) Subject to Section 9.2(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula, at such time and subject to such limitations as may be determined by the Administrator. In addition, the Administrator may provide that Dividend Equivalents with respect to Shares covered by an Award shall only be paid out to the Participant at the same time or times and to the same extent that the vesting conditions, if any, are subsequently satisfied and the Award vests with respect to such Shares.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights, unless otherwise determined by the Administrator.

9.3 Stock Payments. The Administrator is authorized to make one or more Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4 Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator, subject to compliance with Section 409A of the Code or an exemption therefrom. Shares underlying a Deferred Stock Award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until such vesting requirements or other conditions or criteria, as applicable, have been satisfied. Unless otherwise provided by the Administrator, a holder of Deferred Stock shall have no rights as a Company shareholder with respect to such Deferred Stock until such time as the Award has vested and the Shares underlying the Award have been issued to the Participant.

9.5 Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case, on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be set in accordance with the applicable provisions of Section 409A of the Code or an exemption therefrom. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

9.6 Performance Share Awards. Any Eligible Individual selected by the Administrator may be granted one or more Performance Share Awards which shall be denominated in a number of Shares and the vesting of which may be linked to any one or more of the Performance Criteria, other specific performance criteria (in each case on a specified date or dates or over any period or periods determined by the Administrator) and/or time-vesting or other criteria, as determined by the Administrator.

9.7 Other Incentive Awards. The Administrator is authorized to grant Other Incentive Awards to any Eligible Individual, which Awards may cover Shares or the right to purchase Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, shareholder value or shareholder return, in each case, on a specified date or dates or over any period or periods determined by the Administrator. Other Incentive Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator and may be payable in cash or shares.

9.8 Other Terms and Conditions. All applicable terms and conditions of each Award described in this Article IX, including without limitation, as applicable, the term, vesting conditions and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion, provided, however, that the value of the consideration paid by a Participant for an Award shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

9.9 Exercise upon Termination of Service. Awards described in this Article IX are exercisable or distributable, as applicable, only while the Participant is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion, may provide that such an Award may be exercised or distributed subsequent to a Termination of Service as provided under an applicable Program, Award Agreement, payment deferral election and/or upon certain events, including, without limitation, a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service.

ARTICLE X

STOCK APPRECIATION RIGHTS

10.1 Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Awards of Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) Each Award of Stock Appreciation Rights shall entitle the Participant (or other person entitled to exercise the Award of Stock Appreciation Rights pursuant to the Plan) to exercise all or a specified portion of the Award of Stock Appreciation Rights (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per Share of the Stock Appreciation Rights from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Stock Appreciation Rights that shall have been exercised, subject to any limitations the Administrator may impose. Except as described in Section 10.1(c) hereof, the exercise price per Share subject to each Award of Stock Appreciation Rights shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value on the date the Stock Appreciation Rights are granted.

(c) Notwithstanding the provisions of Section 10.1(b) hereof to the contrary, in the case of an Award of Stock Appreciation Rights that is a Substitute Award, the price per Share of the Shares subject to such Stock Appreciation Rights may be less than the Fair Market Value per Share on the date of grant; provided, however, that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

10.2 Stock Appreciation Right Vesting.

(a) The Administrator shall determine the period during which a Participant shall vest in an Award of Stock Appreciation Rights and have the right to exercise such Stock Appreciation Rights (subject to Section 10.4 hereof) in whole or in part. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria or any other criteria selected by the Administrator. At any time after grant of an Award of Stock Appreciation Rights, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which the Stock Appreciation Rights vests

(b) No portion of an Award of Stock Appreciation Rights which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in an applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Rights, including following a Termination of Service; provided, that in no event shall an Award of Stock Appreciation Rights become exercisable following its expiration, termination or forfeiture.

10.3 Manner of Exercise. All or a portion of an Award of exercisable Stock Appreciation Rights shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Rights, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then-entitled to exercise the Stock Appreciation Rights or such portion of the Stock Appreciation Rights;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance;

(c) In the event that Stock Appreciation Rights are exercised pursuant to this Section 10.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Rights; and

(d) Full payment of the applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Stock Appreciation Rights, or portion thereof, are exercised, in a manner permitted by Sections 11.1 and 11.2 hereof.

10.4 Stock Appreciation Right Term. The term of each Award of Stock Appreciation Rights shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Rights are granted. The Administrator shall determine the time period, including any time period following a Termination of Service, during which the Participant has the right to exercise any vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Award term. Except as limited by the requirements of Section 409A of the Code, the Administrator may extend the term of any outstanding Stock Appreciation Rights, and may extend the time period during which vested Stock Appreciation Rights may be exercised in connection with any Termination of Service of the Participant, and, subject to Section 13.1 hereof, may amend any other term or condition of such Stock Appreciation Rights relating to such a Termination of Service.

ARTICLE XI

ADDITIONAL TERMS OF AWARDS

11.1 Payment. The Administrator shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) in the discretion of the Administrator, Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker with respect to Shares then-issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, however, that payment of such proceeds is then made to the Company upon settlement of such sale or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2 Tax Withholding. The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising in connection with any Award. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). Unless determined otherwise by the Administrator, the number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3 Transferability of Awards.

(a) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution;

(b) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by clause (i) of this provision; and

(c) During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him or her under the Plan; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.

11.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Participant incurs a Termination of Service for Cause.

11.6 Prohibition on Repricing. Subject to limitations imposed by Section 409A of the Code or other applicable law and the limitations contained in Section 13.1 below, the Administrator shall have the authority, but only with the approval of the shareholders of the Company, to amend any outstanding Award, in whole or in part, to increase or reduce the price per Share or to cancel and replace an Award, in whole or in part, with cash and/or another Award, including without limitation, another Option or Stock Appreciation Right having a price per Share that is less than, greater than or equal to the price per Share of the original Award.

11.7 Cash Settlement. Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.

11.8 Leave of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence. A Participant shall not cease to be considered an Employee, Non-Employee Director or Consultant, as applicable, in the case of any (a) leave of absence approved by the Company, or (b) transfer between locations of the Company or between the Company and any of its Affiliates or any successor thereof; or (c) change in status (Employee to Director, Employee to Consultant, etc.), provided that such change does not affect the specific terms applying to the Participant’s Award.

11.9 Terms May Vary Between Awards. The terms and conditions of each Award shall be determined by the Administrator in its sole discretion and the Administrator shall have complete flexibility to provide for varied terms and conditions as between any Awards, whether of the same or different Award type and/or whether granted to the same or different Participants (in all cases, subject to the terms and conditions of the Plan). discretion.

ARTICLE XII

ADMINISTRATION

12.1 Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6 hereof.

12.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement, provided that the rights or obligations of the holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 13.1 hereof. Any such grant or award under the Plan need not be the same with respect to each Participant. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, Section 162(m) of the Code, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

12.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4 Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

12.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.6 Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or, with respect to Options or other rights with respect to Shares (but not Shares themselves), one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article XIII; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Performance-Based Compensation, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company’s shareholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2 hereof, increase the Share Limit. Except as provided in Section 13.10 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan.

13.3 Adjustments to Awards.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit and Individual Award Limits); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator.

(b) In the event of any transaction or event described in Section 13.2(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) to provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;

(ii) to provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) to make adjustments in the number and type of securities subject to outstanding Awards and Awards which may be granted in the future and/or in the terms, conditions and criteria included in such Awards (including the grant or exercise price, as applicable);

(iv) to provide that such Award shall be exercisable or payable or fully vested with respect to all securities covered thereby, notwithstanding anything to the contrary in the Plan or an applicable Program or Award Agreement; and

(v) to provide that the Award cannot be exercised after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b) hereof:

(i) The number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustment provided under this Section 13.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments to the Share Limit and the Individual Award Limits). The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(d) Notwithstanding any other provisions of this Plan to the contrary, effective as of the occurrence of a Change in Control:

(i) all outstanding and unvested Options and Stock Appreciation Rights granted under the plan shall immediately vest and become exercisable, and all Options and Stock Appreciation Rights then outstanding under the Plan shall remain outstanding in accordance with their terms;

(ii) all Restricted Stock and Restricted Stock Units shall immediately vest and be distributed to Participants, subject to compliance with Section 409A of the Code, if applicable; and

(iii) each Performance Award shall immediately vest and the holder of such Performance Award shall be entitled to an immediate lump sum cash payment equal to the amount of such Performance Award otherwise payable at the end of the Performance Period as if 100% of the Performance Goals have been achieved.

Any amount required to be paid pursuant to this Section 13.2 shall be paid as soon as practical after the date such amount becomes payable (but in no event later than 2 1/2 months following the year in which such amount becomes payable), subject to Section 409A where applicable.

(e) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(f) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized with respect to any Award to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(g) The existence of the Plan, any Program, any Award Agreement and/or any Award granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h) No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or an exemption therefrom, in either case, to the extent applicable to such Award, unless the Administrator determines any such adjustments to be appropriate.

13.4 Approval of Plan by Shareholders. The Plan will be submitted for the approval of the Company’s shareholders within twelve (12) months following the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such shareholder approval; provided, that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto, prior to the time when the Plan is approved by the Company’s shareholders; provided further that if such approval has not been obtained at the end of such twelve (12)-month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

13.5 No Shareholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record owner of such Shares.

13.6 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

13.7 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose, including, without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation, or otherwise, of the business, stock, or assets of any corporation, partnership, limited liability company, firm, or association.

13.8 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules, and regulations (including but not limited to state, federal and foreign securities law and margin requirements) and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded, and to such approvals by any listing, regulatory, or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

13.9 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.10 Governing Law. The Plan and any programs and agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Missouri without regard to conflicts of laws thereof.

13.11 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Plan, any applicable Program and the Award Agreement covering such Award shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan, any applicable Program and the Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes on the Award under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom.

13.12 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

13.13 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

13.14 Indemnification. To the extent allowable pursuant to applicable law, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.15 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.16 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

[signature page follows]

I hereby certify that the foregoing Plan was duly adopted by the Board on February 24, 2012.

I hereby certify that the foregoing Plan was approved by the shareholders of O’Reilly Automotive, Inc. on             , 2012.

Executed on this              day of             , 2012.

Corporate Secretary

O’REILLY AUTOMOTIVE, INC.

You are cordially invited to attend the Annual Meeting of Shareholders of O’Reilly Automotive, Inc., to be held at the Doubletree Hotel Springfield, 2431 North Glenstone Avenue, Springfield, Missouri, on Tuesday, May 8, 2012, at 10:00 a.m. Central Time.

2011 HIGHLIGHTS

•	19th consecutive year of positive comparable store sales

•	Comparable store sales increase of 4.6%

•	7% increase in sales to $5.8 billion

•	Gross profit increased to 49.0% of sales

•	Adjusted net income increased 21% to $522 million

•	Adjusted EPS increased 25% to $3.81

•	Total store count increased to 3,740 stores in 39 states

•	134% increase in full-year free cash flow to $791 million

PROXY

O’REILLY AUTOMOTIVE, INC.

Annual Meeting of Shareholders

Tuesday, May 8, 2012

(THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

The undersigned hereby appoints David E. O’Reilly, Lawrence P. O’Reilly and Charles H. O’Reilly, Jr., and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote as the undersigned designates, all shares of Common Stock of O’Reilly Automotive, Inc., a Missouri corporation, held by the undersigned on February 28, 2012, at the Annual Meeting of Shareholders to be held on May 8, 2012, at 10:00 a.m. Central Time in Springfield, Missouri, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side of this card, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ACTIONS OR PROPOSALS.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time, May 7, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by O’Reilly Automotive, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, May 7, 2012. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return in the postage-paid envelope we have provided or return to O’Reilly Automotive, Inc. Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

O’REILLY AUTOMOTIVE, INC.

The Board of Directors recommends you vote FOR the following proposals (as described in the accompanying Proxy Statement):

1. Election of Directors Nominees:		For	Against	Withhold
1a.	Charles H. O’Reilly, Jr.	☐	☐	☐
1b.	John Murphy	☐	☐	☐
1c.	Ronald Rashkow	☐	☐	☐

					For	Against	Abstain
2. Advisory vote on approval of compensation of executives.					☐	☐	☐
3. Approval of the 2012 Incentive Award Plan.					☐	☐	☐
4. Ratification of appointment of Ernst & Young, LLP, as independent auditors for the fiscal year ending December 31, 2012.					☐	☐	☐

						Yes	No
.Please indicate if you plan to attend the meeting.						☐	☐

Please sign exactly as name(s) appear hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date